      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------
                       KAUFMAN AND BROAD HOME CORPORATION
                                KBHC FINANCING I
      (Exact name of each of the Registrants as specified in its charter)

                DELAWARE                                95-3666267                        10990 WILSHIRE BOULEVARD
                DELAWARE                  TO BE APPLIED FOR -- KBHC FINANCING I        LOS ANGELES, CALIFORNIA 90024
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)                (310) 231-4000
     incorporation or organization)                                                    (Address, including zip code,
                                                                                    and telephone number, including area
                                                                                                   code,
                                                                                      of principal executive offices)
--------------------------------------------------------------------------------------------------------------------------
                                                  KIMBERLY N. KING, ESQ.
                                        CORPORATE SECRETARY AND ASSOCIATE COUNSEL
                                            KAUFMAN AND BROAD HOME CORPORATION
                                                 10990 WILSHIRE BOULEVARD
                                              LOS ANGELES, CALIFORNIA 90024
                                                      (310) 231-4000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------------------------------------------------
                                                        Copies to:
        VINCENT J. PISANO, ESQ.                  R. GREGORY MORGAN, ESQ.                   ERIC S. HAUETER, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP        MUNGER, TOLLES & OLSON LLP                    BROWN & WOOD LLP
            919 THIRD AVENUE                  355 S. GRAND AVENUE, 35TH FL.                555 CALIFORNIA STREET
        NEW YORK, NEW YORK 10022                  LOS ANGELES, CA 90071                   SAN FRANCISCO, CA 94104
             (212) 735-3000                           (213) 683-9100                           (415) 772-1200

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
                TITLE OF EACH CLASS                      AMOUNT TO BE         OFFERING PRICE           AGGREGATE
           OF SECURITIES TO BE REGISTERED                 REGISTERED           PER UNIT(1)         OFFERING PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value, of the Company,
  including Preferred Stock Purchase Rights(2)......
Debentures(3).......................................
Income PRIDES(4)....................................
Growth PRIDES(5)....................................
Capital Securities of KBHC Financing I(6)...........
Guarantee of Capital Securities(7)..................
Total...............................................     $345,000,000            100%(8)              $345,000,000
-----------------------------------------------------------------------------------------------------------------------

                TITLE OF EACH CLASS                      AMOUNT OF
           OF SECURITIES TO BE REGISTERED             REGISTRATION FEE
---------------------------------------------------------------------------------------
Common Stock, $1.00 par value, of the Company,
  including Preferred Stock Purchase Rights(2)......
Debentures(3).......................................
Income PRIDES(4)....................................
Growth PRIDES(5)....................................
Capital Securities of KBHC Financing I(6)...........
Guarantee of Capital Securities(7)..................
Total...............................................      $101,775
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Subject to note (8) below, there are being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon settlement of the Purchase Contracts that are components of the Income PRIDES and Growth PRIDES registered hereby. The Preferred Stock Purchase Rights are not presently exercisable and do not trade separately from the Common Stock.
(3) Subject to note (8) below, there are being registered hereunder an indeterminate principal amount of Debentures which will be issued and sold by the Company to the Trust, which may later be distributed to the holders of Capital Securities upon a dissolution of the Trust and a distribution of the assets thereof
(4) Subject to note (8) below, there are being registered hereunder an indeterminate number of Income PRIDES.
(5) Subject to note (8) below, there are being registered hereunder an indeterminate number of Growth PRIDES.
(6) Subject to note (8) below, there are being registered hereunder an indeterminate amount of Capital Securities.
(7) Includes the rights of holders of the Capital Securities under the Guarantee and back-up undertakings, consisting of obligations by the Company to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, KBHC Financing I, as set forth in the Amended and Restated Declaration of Trust, the Indenture and the Supplemental Indenture thereto and as further described in the Registration Statement. No separate consideration will be received for the Guarantee or any back-up undertakings.
(8) In no event will the aggregate initial offering price of all securities issued pursuant to this Registration Statement exceed $345,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 5, 1998
PROSPECTUS
                          15,000,000 FELINE PRIDES(SM)
            (CONSISTING OF INCOME PRIDES(SM) AND GROWTH PRIDES(SM))
                       KAUFMAN AND BROAD HOME CORPORATION
                          ,000,000 CAPITAL SECURITIES
                                KBHC FINANCING I
                 (LIQUIDATION AMOUNT $10 PER CAPITAL SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED TO
                         THE EXTENT SET FORTH HEREIN BY
                       KAUFMAN AND BROAD HOME CORPORATION
                            ------------------------

     The securities offered hereby are 15,000,000 FELINE PRIDES(SM) ("FELINE PRIDES") of Kaufman and Broad Home Corporation, a Delaware corporation (the
"Company"), and           % Capital Securities (the "Capital Securities" and,
together with the FELINE PRIDES, the "Securities") of KBHC Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), having a stated liquidation amount per Capital Security equal to $10.
Initially,           of the Capital Securities will be issued and held as a
component of the FELINE PRIDES.
                                                        (continued on next page)
                            ------------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 24 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.

     Prior to the offering made hereby, there has been no public market for the Securities. Application will be made to list the Income PRIDES and the Growth PRIDES on the New York Stock Exchange ("NYSE"), subject to official notice of issuance. On May 4, 1998, the last reported sale price of the Common Stock of the Company on the NYSE was $30 3/4 per share.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               PRICE TO PUBLIC(1)
                               $          per Income PRIDES
                               $          per Growth PRIDES
                               $          per Capital Security

========================================================================================================================
                                                         UNDERWRITING                           PROCEEDS TO
                                                         COMMISSION(2)                          COMPANY(3)
------------------------------------------------------------------------------------------------------------------------
Total(4)...................................                    $                                     $
========================================================================================================================

(1) Plus, as applicable, accrued distributions, interest and Contract Adjustment
    Payments, if any, from         , 1998.

(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $        ;
    such amount does not include $        used to purchase the Treasury
    Securities component of the         Growth PRIDES.

(4) The Company and the Trust have granted to the Underwriters 30-day options to
    purchase up to an additional         Income PRIDES,         Growth PRIDES
    and         Capital Securities to cover over-allotments, if any; provided, however, that the Underwriters must purchase, proportionately, at least as many Capital Securities as Growth PRIDES and must purchase, proportionately, at least as many Growth PRIDES as Income PRIDES. If such options are exercised in full, the total Underwriting Commission and Proceeds to Company
    will be $        and $        (such amount does not include $        to be
    used to purchase the Treasury Securities component of the Growth PRIDES), respectively. See "Underwriting."

     The Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on
or about           , 1998.
                            ------------------------
MERRILL LYNCH & CO.                         DONALDSON, LUFKIN & JENRETTE
                                     S E C U R I T I E S  C O R P O R A T I O N
                            ------------------------
                The date of this Prospectus is           , 1998.
---------------
(SM)Service mark of Merrill Lynch & Co., Inc.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(cover continued from previous page)

The FELINE PRIDES offered hereby will initially consist of (A)       units
(referred to as "Income PRIDES") with a stated amount per Income PRIDES equal to
$10 (the "Stated Amount") and (B)       units (referred to as "Growth PRIDES")
with a Stated Amount per Growth PRIDES equal to $10. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company
not later than        , 2001 (the "Purchase Contract Settlement Date"), for $10,
a number of newly issued shares of common stock, $1 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay to the holder unsecured contract adjustment
payments ("Contract Adjustment Payments"), if any, at the rate of        % of
the Stated Amount per annum and (b) either beneficial ownership of a Capital Security or, upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest (as defined herein) in the Treasury Portfolio (as defined herein). Each Growth PRIDES will consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for $10, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will
pay the holder Contract Adjustment Payments, if any, at the rate of      % of
the Stated Amount per annum, and (b) a 1/100 undivided beneficial interest in a
zero-coupon U.S. Treasury Security (CUSIP No.        ) with a principal amount
at maturity equal to $1,000 and maturing on        , 2001 (each such security a
"Treasury Security" and, collectively, the "Treasury Securities"). The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Debentures of the
Company, due        , 2003 and initially bearing interest at        % per annum
(the "Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related Capital Securities or the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

     The number of shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value (as defined herein) is equal
to or greater than $        (the "Threshold Appreciation Price," which is
approximately        % above the last reported sale price of the Common Stock
set forth on the cover page of this Prospectus (the "Reference Price")), the
Settlement Rate will be       ; (b) if the Applicable Market Value is less than
the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to
the Reference Price, the Settlement Rate will be           .

     Aggregate payments of        % of the Stated Amount per annum will be made
or accrue on each Income PRIDES quarterly in arrears on February 16, May 16,
August 16 and November 16 of each year, commencing           , 1998, until the
Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Capital Securities or Treasury Portfolio, as
applicable, payable at the rate of        % of the stated liquidation amount per
annum, and Contract Adjustment Payments, if any, payable by the Company at the
rate of        % of the Stated Amount per annum, subject in the case of Capital
Securities and Contract Adjustment Payments, if any, to the Company's right to defer payment of such amounts. Contract Adjustment Payments, if any, payable by
the Company at the rate of        % of the Stated Amount per annum, will be made
or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16,
August 16 and November 16 of each year, commencing           , 1998, until the
Purchase Contract Settlement Date, subject to the Company's right to defer such payments. In addition, original issue discount ("OID") will accrue on the related Treasury Security. Holders of each Capital Security will receive cumulative cash distributions, payable quarterly in arrears, on February 16, May
16, August 16 and November 16 of each year, commencing        , 1998 at the rate
of        % of the stated
liquidation amount per annum. Such quarterly distributions on the Capital Securities will constitute all, or a portion, of the quarterly distribution on the related Income PRIDES. The ability of the Trust to make the quarterly distributions on the Capital Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, quarterly distributions on the Capital Securities and the Income PRIDES (to the extent that all, or a portion, of the quarterly distributions on the Income PRIDES are comprised of the quarterly distributions on the Capital Securities)
would be deferred, but would continue to accrue with interest at the rate of   %
of the stated liquidation amount per annum compounded quarterly. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the Purchase Contract Settlement Date, to defer Contract Adjustment Payments, if any. As a consequence of such deferral, such portion of the cumulative quarterly distributions on the Income PRIDES that is comprised of the Contract Adjustment Payments, if any, and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments
at the rate of        % per annum, compounded quarterly until paid at the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments (such deferred Contract Adjustment Payments together with such additional Contract Adjustment Payments shall be referred to as "Deferred Contract Adjustment Payments").

     The distribution rate on the Capital Securities and the interest rate on the related Debentures outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein), provided that the Company may limit the Reset Rate as described herein.

     The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee."

     The Company's obligations in respect of the Debentures and the Guarantee will be senior unsecured obligations of the Company. The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness. "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity or subordinate in right of payments to the Contract Adjustment Payments, if any.

     If the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), in the manner described herein, of its intention to settle the related Purchase Contract with separate cash, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement (as defined herein), will use its reasonable efforts to remarket the related Capital Security (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.75% of such Capital Security's stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any) thereon. The portion of proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Capital Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 50 basis points (.50%) of the aggregate stated liquidation amount of the remarketed securities from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Capital Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts, the Remarketing Agent fails to remarket the Capital Securities (other than to the Company) at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any), the remarketing will be deemed to have failed (a "Failed Remarketing") and the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided that, if the Company exercises such rights as a secured party with respect to such Capital Securities, any accrued and unpaid distributions (including deferred distributions, if any) on such Capital Securities will be paid in cash by the Company to the holder of record of such Capital Securities. Holders of Capital Securities which are not components of Income PRIDES may elect, in the manner described herein, to have their Capital Securities remarketed by the Remarketing Agent.

     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Income PRIDES may substitute for the related Capital Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an amount payable at the stated maturity thereof per Income PRIDES equal to the Stated Amount, thereby creating Growth PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date (as defined herein) on which cash distributions have been paid through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments, if any, that have accrued over the same time period on the related Income PRIDES. Upon the substitution of Treasury Securities for the related Capital Securities as collateral, such Capital Securities will be released to the holder as described herein.

     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Growth PRIDES may substitute for the related Treasury Securities, Capital Securities, thereby creating Income PRIDES. Such Capital Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution of Capital Securities for the related Treasury Securities as collateral, such Treasury Securities will be released to the holder as described herein.

     If a Failed Remarketing has occurred, each holder of Trust Securities (or, following the distribution of the Debentures upon a dissolution of the Trust as described herein, the holders of such Debentures) holding such Trust Securities (or Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to The First National Bank of Chicago, as exchange agent (the "Exchange Agent"), and the Exchange Agent will put such Debentures to the Company on behalf of such holders (or, in the case of the persons who hold the Debentures directly, such persons will have
the right to put their Debentures directly to the Company) on           , 2001,
upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest (including deferred interest), if any, thereon.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Capital Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors, cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Capital Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Capital Securities are then listed, if any, including, if applicable, the NYSE.

     The Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions including deferred distributions, if any, thereon to the date fixed for redemption and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Debentures will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Description of the Debentures -- Tax Event Redemption." Such Treasury Portfolio will be substituted for the Capital Securities and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                           FORWARD-LOOKING STATEMENTS

     Investors are cautioned that certain statements contained or incorporated by reference in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "hopes", and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company actions, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, economic and market factors and the homebuilding industry, among other things. These statements are not guaranties of future performance, and the Company has no specific intention to update these statements.

     Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements made by the Company due to a number of factors. The principal important risk factors that could cause the Company's actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions either nationally or in regions where the Company operates or may commence operations, employment growth or unemployment rates, lumber or other homebuilding material prices, labor costs, home mortgage interest rates, currency exchange rates as they affect the Company's operations in France and Mexico, consumer confidence, government regulation or restrictions on real estate development, costs and effects of unanticipated legal or administrative proceedings and capital or credit market conditions affecting the Company's cost of capital; the availability and cost of land in desirable areas, and conditions in the overall homebuilding market in the Company's geographic markets (including the historic cyclicality of the industry); as well as seasonality, competition, population growth, property taxes, and unanticipated delays in the Company's operations. See the Company's Annual Report on Form 10-K for the year ended November 30, 1997, its Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1998 and other Company filings with the Securities and Exchange Commission, copies of which may be obtained as described under "Available Information," for a further discussion of risks and uncertainties applicable to the Company's business.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the world wide web at http:www.sec.gov that contains reports, proxy and information statements and other information filed electronically by the Company. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the Common Stock is traded.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Debentures and the issuance of the Trust Securities. See "The Trust," "Description of FELINE PRIDES," "Description of the Debentures," "Description of the Capital Securities" and "Description of the Guarantee." The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although the Trust intends to seek and expects to receive an exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission, are hereby incorporated by reference:

          1. Annual Report on Form 10-K of the Company for the year ended November 30, 1997; and

          2. Quarterly Report on Form 10-Q of the Company for the quarter ended February 28, 1998.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities offered hereby and the remarketing of the Capital Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statements so modified or superseded shall be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to in this section which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Telephone requests for such documents may be made by dialing 1-888-KBH-NYSE (1-888-524-6973). Mail requests for such documents should be directed to Kaufman and Broad Home Corporation, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention:
Investor Relations.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the more detailed information and consolidated financial statements of the Company appearing elsewhere in this Prospectus and in the documents incorporated herein by reference. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Summary and elsewhere in this Prospectus are defined is set forth in the "Index of Terms for Prospectus" herein. Except as otherwise noted, all information in this Prospectus assumes no exercise of the Underwriters' over-allotment options. For purposes of the discussions set forth herein under "The Company" and "Management's Discussion and Analysis of Results of Operations and Financial Condition," references to results of operations or financial condition as of or for a particular year or quarter refer to the Company's fiscal year ending November 30 and its fiscal quarters ending February 28, May 31, August 31 and November 30, as the case may be, of each year.

                                  THE COMPANY

GENERAL

     The Company is a builder of single-family homes with domestic operations in seven western states and international operations in France and Mexico. Domestically, the Company is the largest home builder west of the Mississippi River, delivering more single-family homes than any other builder in the region. Founded in 1957, the Company builds innovatively designed homes that cater primarily to first-time home buyers, generally in medium-sized developments close to major metropolitan areas. Internationally, the Company is among the largest builders in greater metropolitan Paris, France, based on the number of homes delivered. In France, the Company also builds high-density residential properties, such as condominium and apartment complexes. The Company provides mortgage banking services to domestic home buyers through its wholly owned subsidiary, Kaufman and Broad Mortgage Company.

     As used herein, the term "Company" refers to Kaufman and Broad Home Corporation and its subsidiaries, unless otherwise expressly stated or the context indicates otherwise.

RECENT DEVELOPMENTS

     During the second quarter of 1998, the Company acquired three privately held home builders with regional operations in certain key markets. On March 19, 1998, the Company acquired all of the issued and outstanding capital stock of Houston-based Hallmark Residential Group, Inc. ("Hallmark") for approximately $54 million, including the assumption of debt. Hallmark builds single-family homes in Houston, San Antonio and Austin, Texas under the trade names of Dover Homes and Ideal Builders. The Company acquired substantially all of the assets of Denver-based PrideMark Homebuilding Group ("PrideMark") on March 23, 1998 for approximately $65 million, including the assumption of trade liabilities and debt. PrideMark builds single-family homes in Denver, Colorado. On April 9, 1998, the Company acquired all of the issued and outstanding capital stock of Estes Homebuilding Co. ("Estes") for approximately $48 million, including the assumption of debt. Estes builds single-family homes in Phoenix and Tucson, Arizona. See "The Company -- Recent Developments."

     Company-wide net orders for the first ten weeks of the second quarter of 1998 increased 50.2% from the same period a year ago. During this same period, domestic net orders were up 44.5% from the prior year's period, reflecting a 6.2% increase in California net orders. The impact of El Nino rains on the Company's California deliveries in the first quarter of 1998 was only modest, and while these weather conditions continued to affect deliveries in the beginning of the second quarter of 1998, such effect has been modest. Net orders from non-California domestic operations (Arizona, Colorado, Nevada, New Mexico, Texas and Utah) (collectively, "Other U.S.") for the first ten weeks of the second quarter of 1998 increased 75.8% from the corresponding period of 1997. In France, net orders for this same period were up 122.0%, attributable in part to the Company's acquisition of SMCI in the third quarter of 1997.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust executed by the Company, as Sponsor (the "Sponsor"), and the trustees of the Trust (the "KBHC Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."

                                  THE OFFERING

Securities Offered.........  15,000,000 FELINE PRIDES, consisting of
                             Income PRIDES and           Growth PRIDES, and
                                       separate Capital Securities.
                             Capital Securities will be initially issued and
                             held as a component of the Income PRIDES.

Issuers....................  Kaufman and Broad Home Corporation and KBHC
                             Financing I.

Stated Amount..............  $10 per FELINE PRIDES.

Listing of the Income
PRIDES
  and Growth PRIDES........  Application will be made to list the Income PRIDES and the Growth PRIDES on the NYSE, subject to official notice of issuance. If the Capital Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE. See "Underwriting."

NYSE Symbol of
  Common Stock.............  "KBH"

Use of Proceeds............  All of the proceeds from the sale of the Income
                             PRIDES, the Capital Securities that are not
                             components of the Income PRIDES and the Common Securities will be invested by the Trust in Debentures of the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Debentures (net of amounts paid to purchase the Common Securities),
                             estimated to be approximately $   million
                             (approximately $          million if the
                             Underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commission and estimated expenses payable by the Company), to repay outstanding indebtedness under the Company's unsecured revolving credit facility (the "Credit Facility") and for other general corporate purposes, including potential future acquisitions. All of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the Company will receive no proceeds from the sale of the Growth PRIDES.

Components of
  FELINE PRIDES............  The 15,000,000 FELINE PRIDES offered hereby will
                             initially consist of (A)           units referred
                             to as Income PRIDES and (B)           units
                             referred to as Growth PRIDES. Each Income PRIDES will initially consist of a unit with a Stated Amount of $10 comprised of (a) a Purchase Contract under which
                             (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate, and (ii) the Company will pay to the holder Contract Adjustment Payments, if
                             any, at the rate of    % of the Stated Amount per
                             annum, and (b) a beneficial ownership interest in a Capital Security having a stated liquidation amount equal to $10 representing an undivided beneficial ownership interest in the assets of the Trust.

                             The Company may at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Debentures to be distributed to the holders of the Capital Securities. References herein to Capital Securities, unless the context otherwise requires, mean (i) the Capital Securities or (ii) the Debentures which have been delivered to the holders of the Capital Securities upon dissolution of the Trust.

                             In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, the Company may at its option cause the Debentures (and, thus, the Capital Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Capital Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The distribution rate and the payment dates for the Capital Securities will be the same as the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust.

                             As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Capital Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement (the "Pledge Agreement"), between the Company, The Bank of New York, as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent") and the Purchase Contract Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

                             Each Growth PRIDES will consist of a unit with a Stated Amount of $10 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate and (ii) the Company will pay to the holder Contract Adjustment Payments, if
                             any, at the rate of    % of the Stated Amount per
                             annum, and (b) a 1/100 undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security with a principal amount at maturity equal to $1,000 and which matures on the Business Day immediately preceding the Purchase Contract Settlement Date.

                             The FELINE PRIDES will be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").

Creating Growth PRIDES.....  Each holder of Income PRIDES may substitute for the related Capital Securities or the Applicable
                             Ownership Interest of the Treasury Portfo-lio, as the case may be, held by the Collateral Agent zero-coupon U.S. Treasury Securities in an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Capital Securities, thereby creating Growth PRIDES. Such substitution may be made at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date but only in integral multiples of 100 Income PRIDES; provided, however, if the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 4,000,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES also will be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date to which Contract Adjustment Payments have been paid through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.

Creating Income PRIDES.....  At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract
                             Settlement Date, a holder of Growth PRIDES will have the right to create Income PRIDES by delivering 100 Growth PRIDES to the Purchase Contract Agent plus 100 Capital Securities to the Collateral Agent in exchange for 100 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Applicable Ownership Interest of the Treasury Portfolio rather than Capital Securities) only in integral multiples of 4,000,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

Current Payments...........  Holders of Income PRIDES will be entitled to receive aggregate cash distributions at a rate of
                                % of the Stated Amount per annum, payable
                             quarterly in arrears, consisting of cumulative cash distributions on the related Capital Securities or on the Treasury Portfolio, as applicable, payable
                             at the rate of    % of the Stated Amount per annum,
                             and Contract Adjustment Payments, if any, payable
                             by the Company at the rate of    % of the Stated
                             Amount per annum, subject (in the case of both the distributions on the Capital Securities and of the Contract Adjustment Payments, if any), to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Capital Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company.

                             If a Tax Event Redemption has occurred, quarterly distributions to the holders of Income PRIDES will not be deferred.

                             Holders of Growth PRIDES will be entitled to
                             receive quarterly cash distributions of Contract Adjustment Payments, if any, payable by the Company
                             at the rate of      % of the Stated Amount per
                             annum, subject to the Company's rights of deferral described herein. In addition, OID will accrue on the related Treasury Securities.

Contract Adjustment
  Payments.................  Contract Adjustment Payments, if any, will be fixed
                             at a rate per annum of      % of the Stated Amount
                             per Purchase Contract in the case of Income PRIDES,
                             and      % of the Stated Amount per Purchase
                             Contract in the case of Growth PRIDES. Contract Adjustment Payments will be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the distribution rate on the Capital Securities or the yield on the Treasury Securities, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the price to public specified on the cover page of this Prospectus. The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

Option to Defer
  Current Payments.........  The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures (each, an "Extension Period"). As a consequence of such deferral, the corresponding quarterly distributions to holders of Capital Securities and Income PRIDES would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded
                             quarterly at the rate of      % per annum through
                             and including           , 2001, and at the Reset
                             Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such Deferred Contract Adjustment Payments, if any, would continue to accrue at the
                             rate of      % per annum (such rate to be equal to
                             the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) until paid. See "Description of the Purchase Contracts -- Contract Adjustment Payments." If interest payments on the Debentures or the Contract Adjustment Payments, if any, are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral. If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio as a portion of the cumulative quarterly distributions to the holders of Income PRIDES will not be deferred. See "Risk Factors -- Right to Defer Current Payments."

                             In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein). See "Description of the Purchase Contracts -- Option to Defer Contract Adjustment Payments."

Payment Dates..............  Subject to the deferral provisions described herein, the current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year,
                             commencing           , 1998, through and including
                             (i) in the case of the Contract Adjustment
                             Payments, if any, the earlier of the Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Capital Securities that are components of Income PRIDES, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of such Capital Security, together with all accumulated and unpaid distributions thereon (each, a "Payment Date") is paid in full.

Remarketing................  Unless a Tax Event Redemption has occurred, pursuant to a remarketing agreement (the
                             "Remarketing Agreement") among the Company, the Trust, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company (the "Remarketing Agent"), and subject to the terms of a Remarketing Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing Underwriting Agreement"), the Capital Securities of such Income PRIDES holders who have failed to notify the Purchase Contract Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to settle the related Purchase Contracts with separate cash will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Capital Securities (bearing the Reset Rate) on such date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.75% of the aggregate stated liquidation amount of such Capital Security, plus accrued and unpaid distributions (including any deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Capital Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 50 basis points (.50%) of the aggregate stated liquidation amount of the remarketed Capital Securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Capital Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Capital Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Capital Securities (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Capital Securities plus accrued and unpaid distributions, including deferred distributions, if any, thereby resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured party with respect to such Capital Securities, any accrued and unpaid distributions (including any deferred distributions) on such Capital Securities will be paid in cash by the Company to the holder of record of such Capital Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. Holders of Capital Securities that are not components of Income PRIDES may elect, in the manner described herein, to have their Capital Securities remarketed by the Remarketing Agent. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. See "Description of the Purchase
                             Contracts -- Remarketing."

Settlement of Purchase
  Contracts................  The Purchase Contract Settlement Date is
                                       , 2001. On the Business Day immediately
                             preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES
                             (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Capital Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts (and such remarketing has not "failed" (as described herein)), or (iv) an event described under "Description of the Purchase
                             Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related Capital Securities in accordance with the applicable law, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

                             In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.

Settlement Rate............  The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than the Threshold
                             Appreciation Price of $       which is
                             approximately   % above the Reference Price, the
                             Settlement Rate (which will be equal to the Stated Amount divided by the Threshold Appreciation Price)
                             will be        ; (b) if the Applicable Market Value
                             is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the
                             Reference Price) will be        . "Applicable
                             Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. See "Description of the Purchase Contracts -- General."

Early Settlement...........  A holder of Income PRIDES may settle the related
                             Purchase Contracts at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 100 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 4,000,000 Income PRIDES, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein (in either case, an "Early Settlement"). Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive future Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments or any amount accrued in respect of Contract Adjustment Payments, if any. See "Description of the Purchase Contracts -- Early Settlement."

Termination................  The Purchase Contracts, and the rights and obligations of the Company and the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the

                             Company. Upon such termination, the Collateral Agent will release the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. See "Description of the Purchase Contracts -- Termination."

Voting and Certain
  Other Rights.............  Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under "Description of Capital
                             Securities -- Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

Capital Securities
  Amount and Designation...     % Capital Securities (liquidation amount $10 per
                             Capital Security), representing undivided beneficial ownership interests in the assets of the Trust.

Distributions..............  Distributions on the Capital Securities that are components of Income PRIDES will constitute a portion of the distributions on the Income PRIDES, will be cumulative and will accrue from the first date of issuance of the Capital Securities. Such distributions will be payable initially at the
                             annual rate of    % of the liquidation amount of
                             $10 per Capital Security to, but excluding, the Purchase Contract Settlement Date, and in the case of Capital Securities that remain outstanding on and after the Purchase Contract Settlement Date, from the Purchase Contract Settlement Date to, but
                             excluding,               , 2003, at the Reset Rate,
                             in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each February 16, May 16, August 16
                             and November 16, commencing               , 1998.

Market Rate Reset..........  The distribution rate on the Capital Securities and the interest rate on the Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate determined by the Reset Agent as the rate the Capital Securities should bear in order for a Capital Security to have an approximate market value of 100.75% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 300 basis points (3%). It is possible that such market value may be less than 100.75%, particularly where the Reset Spread is limited to the maximum of 3%. The Reset Rate will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Reset Agent. See "Description of the Capital
                             Securities -- Market Rate Reset."

Optional Remarketing.......  Pursuant to the Remarketing Agreement and subject to the terms of a Remarketing Underwriting
                             Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement Date, holders of separate Capital Securities that are not components of Income PRIDES may elect to have their Capital Securities remarketed, by delivering their Capital Securities along with a notice of such election to The Bank of New York, as custodial agent (the "Custodial Agent"). Holders of Capital Securities electing to have their Capital Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

Distribution Deferral
Provisions.................  The ability of the Trust to pay distributions on the Capital Securities will be solely dependent on the receipt of interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, to defer the interest payments due on the Debentures for successive extension periods (the "Extension Periods") limited, in the aggregate, to a period not extending beyond the maturity date of the Debentures. The corresponding quarterly distributions on the Capital Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest,
                             compounded quarterly, at the rate of    % per annum
                             through and including               , 2001, and at
                             the Reset Rate thereafter) until the end of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Capital Securities will be required to accrue OID for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment. See "Risk Factors -- Right to Defer Current Payments," "Description of the Capital Securities -- Distributions" and "Certain Federal Income Tax Consequences -- Income PRIDES -- Capital Securities -- Interest Income and Original Issue Discount."

Rights Upon Deferral of
  Distribution.............  During any period in which interest payments on the
                             Debentures are deferred, interest will accrue on the Debentures (compounded quarterly) and the corresponding quarterly distributions on the Capital Securities will continue to accumulate at
                             the rate of    % per annum through and including
                                           , 2001, and at the Reset Rate
                             thereafter.

Liquidation Amount.........  In the event of any liquidation of the Trust, and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities.

Put Option Upon a Failed
  Remarketing..............  If a Failed Remarketing has occurred, each holder of Capital Securities (or, following the
                             distribution of the Debentures upon a dissolution of the Trust as described herein, the holders of such Debentures), holding such Capital Securities (or Debentures, as the case may be), following the Purchase Contract Settlement Date will have the right, in the case of Capital Securities, to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent who will put such Debentures to the Company on behalf of such holders (or, in the case of persons who hold the Debentures directly, such persons shall have the right to put such Debentures directly to the
                             Company) on               , 2001, upon at least
                             three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.

Distribution of
Debentures.................  In certain circumstances involving an Investment
                             Company Event (as defined herein), the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities would be distributed to the holders of the Capital Securities, including the Collateral Agent, on a pro rata basis. In such event, an Income PRIDES would thereafter consist of beneficial ownership of a Debenture with a principal amount equal to $10 and the related Purchase Contract, and such Debenture would otherwise be treated as if it were a Capital Security. See "Description of the Capital Securities--Distribution of the Debentures."

Tax Event Redemption.......  The Debentures (and, thus, the Trust Securities)
                             are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount together with accrued and unpaid interest (including deferred interest). See "Description of the Debentures -- Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                             Other than in the event of a Tax Event Redemption, the Company will not have the ability to redeem the Debentures prior to their stated maturity date. See "Description of the Debentures -- Tax Event Redemption."

Guarantee..................  The Company will irrevocably and unconditionally guarantee pursuant to the Guarantee, on a senior unsecured basis, the payment in full of (i) distributions on the Trust Securities to the extent the Trust has funds available therefor, (ii) the redemption price of Trust Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the Trust Securities or the Redemption Price upon a Tax Event Redemption, to the extent the Trust has assets available for distribution to holders of Trust Securities in the event of a dissolution of the Trust. The Company's obligations under the Guarantee will be a senior unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations. See "Description of the Guarantee."

Debentures.................  Unless a Tax Event Redemption has occurred, the
                             Debentures will mature on           , 2003, and
                             will bear interest initially at the rate of      %
                             per annum, payable quarterly in arrears on each February 16, May 16, August 16 and November 16,
                             commencing           , 1998. The interest rate on
                             the Debentures, and the distribution rate on the Capital Securities that remain outstanding after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate determined by the Reset Agent. See "Description of Debentures -- Interest." Interest payments on the Debentures may be deferred from time to time by the Company for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Debentures. During any Extension Period, interest at the rate
                             of      % per annum through and including
                                       , 2001, and at the Reset Rate thereafter
                             would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such new Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension Period until the end of such period. An Extension Period may only end on a Payment Date. During an Extension Period, the Company will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations. See "Description of the Debentures."

Federal Income Tax
  Consequences Related to
  the Income PRIDES, Growth
  PRIDES and Capital
  Securities...............  Provided the Company does not exercise its right to defer interest on the Debentures, a beneficial owner of Income PRIDES and Capital Securities will include in gross income its pro rata share of the stated interest on the Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. The Company intends to report the Contract Adjustment Payments, if any, as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment Payments, if any, may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income its allocable share of any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis. If a Tax Event Redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury Portfolio as it accrues on a constant yield to maturity basis. See "Certain Federal Income Tax Consequences."

                              EXPLANATORY DIAGRAMS

     For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES, Growth PRIDES and Capital Securities and the transformation of Income PRIDES into Growth PRIDES and Capital Securities. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels set forth below or that Contract Adjustment Payments will constitute a component of Income PRIDES or Growth PRIDES.

     The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in this Prospectus and in documents which are on file with the Commission.

FELINE PRIDES PURCHASE CONTRACT

     - Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years. In addition, such Purchase Contracts include specified Contract Adjustment Payments, if any, shown in the diagrams on the following pages.

                               PURCHASE CONTRACT

                          [PURCHASE CONTRACT DIAGRAM]
---------------

* The number of shares to be delivered will be calculated by dividing the Stated Amount by the Reference Price.

** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Applicable Market Value.

*** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Threshold Appreciation Price.

INCOME PRIDES

     -  Income PRIDES consist of two components as described below:

                            [INCOME PRIDES DIAGRAM]

     - The investor owns the Capital Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

GROWTH PRIDES

     -  Growth PRIDES consist of two components as described below:

                            [GROWTH PRIDES DIAGRAM]

     - The investor owns the zero-coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

CAPITAL SECURITIES

     -  Capital Securities have the terms described below:

                          (Capital Securities Diagram)

     - The holder of Capital Securities that are a component of Income PRIDES has an option at the end of year 3 to either:

       c  Cash settle the Purchase Contract for $10 and receive Capital
         Securities whose rate has been reset at the end of year 3, or

       c Cash settle the Purchase Contract by allowing the Capital Securities to be included in the remarketing process.

     - The holder of Capital Securities that are separate and not a component of Income PRIDES has the option at the end of year 3 to either:

       c Continue to hold the Capital Securities whose rate has been reset at the end of year 3, or

       c Deliver the Capital Securities to the Custodial Agent to be included in the remarketing process.

TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND CAPITAL SECURITIES

    - To create a Growth PRIDES, the investor separates an Income PRIDES into its components -- the Purchase Contract and the Capital Security -- and then combines the Purchase Contract with a specific zero-coupon Treasury Security that matures concurrently with the maturity of the Purchase Contract.

    - The investor owns the zero-coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

    - The zero-coupon Treasury Security together with the Purchase Contract constitute a Growth PRIDES. The Capital Securities, which are no longer a component of the Income PRIDES, are tradeable as separate securities.

                            (TRANSFORMING DIAGRAMS)

    - The investor can also transform Growth PRIDES and Capital Securities into Income PRIDES.

    - The transformation of Income PRIDES into Growth PRIDES and Capital Securities, and the transformation of Growth PRIDES and Capital Securities into Income PRIDES, require certain minimum amounts of securities, as more fully provided herein.

                                  RISK FACTORS

     Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus, including, without limitation, those factors set forth under the caption "Forward Looking Statements," and in the documents incorporated by reference herein.

INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

     Although holders of the FELINE PRIDES will be the beneficial owners of the related Capital Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds derived from the remarketing of the Capital Securities or the principal of the related Treasury Securities, or the applicable Appropriate Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled, following the Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial interest in Capital Securities, Treasury Securities or the Treasury Portfolio, as the case may be. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock received by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the Securities will result in an economic loss as of the Purchase Contract Settlement Date. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation
Price (which represents an appreciation of approximately    % over the Reference
Price). Moreover, in such event, holders of FELINE PRIDES would receive on the
Purchase Contract Settlement Date only approximately    % (the percentage equal
to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would
receive on the Purchase Contract Settlement Date only approximately    % of the
appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price.

FACTORS AFFECTING TRADING PRICES

     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Capital Securities and Common Stock.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of Capital Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of KBHC Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Capital Securities -- Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Articles of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.

DILUTION OF COMMON STOCK

     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of the Purchase Contracts and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how Income PRIDES, Growth PRIDES or Capital Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application will be made to list the Income PRIDES and Growth PRIDES on the NYSE. If Capital Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and Growth PRIDES are then listed, including, if applicable, the NYSE. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Capital Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities for Capital Securities or Capital Securities for Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES or Growth PRIDES could be adversely affected. There can be no assurance that the Income PRIDES or Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or Growth PRIDES and Capital Securities will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES or Growth PRIDES be outstanding at any time.

PLEDGED SECURITIES ENCUMBERED

     Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Capital Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

INVESTMENT COMPANY EVENT DISTRIBUTION

     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities would be distributed to the holders of the Capital Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Capital Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Capital Securities -- Distribution of the Debentures."

     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Capital Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Capital Securities -- Distribution of the Debentures" and "Description of the Debentures -- General."

TAX EVENT REDEMPTION

     The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest (including deferred interest, if any). See "Description of the Debentures -- Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If the Tax Event Redemption has occurred prior the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Capital Securities not held in the form of Income PRIDES will receive redemption payments directly. The Treasury Portfolio will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Capital Securities so redeemed. See "Description of the Capital Securities -- Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Capital Securities. See "Certain Federal Income Tax Consequences -- Tax Event Redemption of Capital Securities."

RIGHT TO DEFER CURRENT PAYMENTS

     The Company may, at its option, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments
will bear additional Contract Adjustment Payments at the rate of           % per
annum (compounding on each succeeding Payment Date) until paid (such rate to be equal to the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments). If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

     The Company will also have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Capital Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but
despite such deferrals would accumulate at a rate of           % per annum
through and including           15, 2001, and at the Reset Rate thereafter,
compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Debentures or end on other than a Payment Date. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future) and (b) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Debentures or end on other than a Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Capital Securities -- Distributions" and "Description of the
Debentures -- Option to Extend Interest Payment Period."

     The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to have been issued with OID as a result of the Company's right to defer payments of stated interest on the Debentures until such time that the Company actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "Certain Federal Income Tax
Consequences -- Capital Securities--Interest Income and Original Issue
Discount."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each U.S. Holder (as defined herein) of Capital Securities held either as a component of the Income PRIDES or held separately would be required to include such U.S. Holder's share of the stated interest on the Debentures in gross income, as OID, on a daily economic accrual basis, regardless of such U.S. Holder's method of tax accounting. As a result, each U.S. Holder of Capital Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences -- Capital Securities -- Interest Income and Original Issue Discount." In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial ownership interests in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. Should the Company exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

     Although the Capital Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of the security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Information Concerning the Purchase Contract Agent."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities. The Guarantee guarantees to the holders of the Trust Securities, generally on a senior unsecured basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Trust Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, but only under the limited circumstances described under "-- Enforcement of Certain Rights by Holders of Capital Securities," any holder of the Trust Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Securities or otherwise, and, in such event, holders of the Trust Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "-- Enforcement of Certain Rights by Holders of Capital Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its responsible officers in good faith determine that withholding of such notice is in the interest of such holders.

     If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Capital Securities has made a written request, such holder of record of Capital Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Capital Securities -- Declaration Events of Default."

LIMITED RIGHTS OF ACCELERATION

     The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of an Indenture Event of Default, which generally is limited to payment defaults, breach of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Debentures -- Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

HOLDING COMPANY STRUCTURE

     The Company is a holding company that conducts its operations through subsidiaries. As a result, the ability of the Company to pay the principal of and interest on its indebtedness (including the Debentures) and to pay amounts due in respect of its other obligations (including the Guarantee and the Contract Adjustment Payments, if any), and therefore the ability of the Trust to make distributions and other payments on the Capital Securities, will depend on the results of operations of the Company's subsidiaries and the distribution of funds by such subsidiaries to the Company. The ability of such subsidiaries to provide funds to the Company may be subject to contractual and other limitations, is contingent upon results of operations and financial condition of such subsidiaries, and is subject to various other business considerations. See "Forward-Looking Statements."

     All of the operating assets of the Company are owned by its subsidiaries. As a result, the obligations of the Company under the Debentures, the Contract Adjustment Payments and the Guarantee are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. At February 28, 1998, the indebtedness and other liabilities of such subsidiaries on a consolidated basis aggregated approximately $981.8 million.

TRADING PRICE OF THE CAPITAL SECURITIES

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences -- Capital Securities -- Interest Income and Original Issue Discount" and "-- Sales, Exchanges or Other Taxable Dispositions of Capital Securities."

                                  THE COMPANY

GENERAL

     The Company is a builder of single-family homes with domestic operations in seven western states, and international operations in France and Mexico. Domestically, the Company is the largest home builder west of the Mississippi River, delivering more single-family homes than any other builder in the region. Founded in 1957, the Company builds innovatively designed homes that cater primarily to first-time home buyers, generally in medium-sized developments close to major metropolitan areas. Internationally, the Company is among the largest builders in greater metropolitan Paris, France, based on the number of homes delivered. In France, the Company also builds high-density residential properties, such as condominium and apartment complexes. The Company provides mortgage banking services to domestic home buyers through its wholly owned subsidiary, Kaufman and Broad Mortgage Company.

     The Company is a Delaware corporation and maintains its principal executive offices at 10990 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 231-4000.

RECENT DEVELOPMENTS

     During the second quarter of 1998, the Company acquired three privately held home builders with regional operations in certain key markets. On March 19, 1998, the Company acquired all of the issued and outstanding capital stock of Houston-based Hallmark for approximately $54 million, including the assumption of debt. Hallmark builds single family homes in Houston, San Antonio and Austin, Texas under the trade names of Dover Homes and Ideal Builders. The acquisition of Hallmark marks the Company's entry into the Houston market and will form the core of those operations, while strengthening the Company's position in San Antonio and Austin. The Company acquired substantially all of the assets of PrideMark on March 23, 1998 for approximately $65 million, including the assumption of trade liabilities and debt. PrideMark builds single family homes in Denver, Colorado, and its acquisition will significantly increase the Company's already substantial market presence in Denver. On April 9, 1998, the Company acquired all of the issued and outstanding capital stock of Estes for approximately $48 million, including the assumption of debt. Estes builds single family homes in Phoenix and Tucson, Arizona. Estes provides the Company entry into Tucson and will significantly increase the Company's already substantial market presence in Phoenix. The acquisitions of Hallmark, PrideMark and Estes will be accounted for under the purchase method and the results of their operations will be included in the Company's consolidated financial statements from the respective dates of acquisition.

     Company-wide net orders for the first ten weeks of the second quarter of 1998 increased 50.2% from the same period a year ago. During this same period, domestic net orders were up 44.5% from the prior year's period, reflecting a 6.2% increase in California net orders. The impact of El Nino rains on the Company's California deliveries in the first quarter of 1998 was only modest, and while these weather conditions continued to affect deliveries in the beginning of the second quarter of 1998, such effect has been modest. Net orders from non-California domestic operations (Arizona, Colorado, Nevada, New Mexico, Texas and Utah) (collectively, "Other U.S.") for the first ten weeks of the second quarter of 1998 increased 75.8% from the corresponding period of 1997. In France, net orders for this same period were up 122.0%, attributable in part to the Company's acquisition of SMCI in the third quarter of 1997. Assuming stable or improving business conditions, employment levels, interest rates, weather conditions and consumer confidence in its major markets, among other risk factors, the Company continues to believe that ongoing progress on its primary strategic initiatives and the acquisitions of Hallmark, PrideMark and Estes should result in higher delivery volumes from a higher average number of active communities, and improved operating income in 1998 compared to 1997. In the aggregate, the Company has established a goal of achieving Company-wide deliveries in excess of 15,000 units in 1998. Further, based upon its recently-completed acquisitions, the Company has also increased its aggregate Company-wide delivery goal to 18,000 units for 1999. Both of these unit delivery goals could be materially affected by various risk factors such as changes in general economic conditions either nationally or in the regions in which the Company operates or may commence operations, job growth and employment levels, home mortgage interest rates or consumer confidence, among other things. The Company believes that the benefits of the continued implementation of its strategic initiatives will provide long-term sustainable improvement throughout the Company's operations, boosting earnings per share and return on investment in 1998 and beyond. In that regard, a number of the statements set forth in this paragraph and elsewhere under this caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute forward-looking statements within the meaning of the Act. See "Forward-Looking Statements."

STRATEGY

     In the remainder of 1998, the Company plans to continue to focus on the two primary strategic initiatives it established for 1997: further implementation of its KB2000 operational business model and acceleration of the Company's growth. In addition, the Company also intends to concentrate on two complementary strategies in 1998 consisting of establishing optimum local market dominance and increasing its focus on acquisitions.

     The Company is continuing to concentrate on its KB2000 operational business model in 1998 and intends to further the Company-wide implementation of KB2000 during the remainder of the year. KB2000 integrates many of the basic operating principles that were historically used in the Company's recently acquired San Antonio operations. These include: achieving a deep understanding of customer desires and preferences through detailed market surveys; emphasizing pre-sales as opposed to building speculative inventory; maintaining lower levels of inventory in-process and standing inventory; establishing even flow production; providing a wide spectrum of choice to customers in terms of location, design and options; offering low base prices; and reducing the use of sales incentives. Through its intense focus on the KB2000 strategy, the Company seeks to achieve a leading market presence in each of its key markets. As expected, implementation of the KB2000 principles, such as emphasizing pre-selling of homes over speculative starts, resulted in higher backlog levels at the end of the first quarter of 1998 compared to February 28, 1997 levels, as well as an increase in the percentage of sold inventory in production at February 28, 1998 to 75% compared to 55% at February 28, 1997. In addition, the Company's backlog ratio rose to 160.3% at the end of the 1998 first quarter from 134.7% at the end of the year ago quarter (backlog ratio is defined as the ratio of beginning backlog to actual deliveries in the succeeding quarter).

     In order to leverage the benefits of the KB2000 operational business model, the Company is implementing a strategy designed to achieve a dominant market position in its major markets. The Company believes that "dominant" does not require that it become the largest builder in a market in terms of unit deliveries or revenues or that the Company control the pricing of new homes in any market; rather, the Company's goal is to achieve the optimum market position that will enable its local business unit to maximize the benefits of its KB2000 operational business model, including lower land acquisition costs, improved terms with suppliers and subcontractors, the offering of maximum choice and the best value to customers, and retention of the best management talent. The Company believes that by operating at large, optimal volume levels, it can better execute its KB2000 operational business model and use economies of scale to increase profits in fewer but larger markets. The Company's strategy involves entering new markets at high volume levels, principally through acquisitions, as well as rapidly growing existing operations to optimal market dominant volume levels through both organic growth and acquisitions.

     The Company intends to increase the overall growth of its deliveries in 1998, 1999 and future years through growth in its existing markets as well as de novo entry into new markets. In the aggregate, growth in existing markets will be driven by the Company's ability to increase the number of active communities in its major markets by the successful implementation of its KB2000 operational business model. In addition, as discussed below, the Company has an ongoing acquisition strategy which will supplement growth in both existing and new markets. The Company's current goals are to achieve 15,000 deliveries in fiscal 1998 and 18,000 deliveries in fiscal 1999.

     The Company intends to actively consider additional strategic acquisitions in 1998 to enter new markets and/or rapidly increase volume in existing markets. Consideration for such acquisitions may be paid in cash, notes or Common Stock of the Company or any combination thereof. The acquisitions of Hallmark, PrideMark and Estes were executed in accordance with the Company's acquisition strategy. Under its strategy, the Company seeks to acquire home builders which have a business model close to KB2000, have access to land to support growth, possess a strong management team and will be accretive to earnings in the first full year following acquisition. The Company believes its acquisition strategy will enable it to identify and pursue appropriate targets for expanding its operations in 1998 and beyond in a focused and disciplined manner; however, this strategy can be impacted by several factors, including, among other things, the general availability of applicable acquisition candidates, pricing for such transactions, competition among other national or regional builders for such target companies, changes in general and economic conditions nationally and in target markets and capital or credit market conditions.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration, executed by the Sponsor and the KBHC Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such Declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Capital Securities, the holders of Income PRIDES will be the beneficial owners of the related Capital Securities, such Capital Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Capital
Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.

     The number of KBHC Trustees is initially four. Two of the KBHC Trustees (the "Regular Trustees") are persons who are employees or officers of, or who are affiliated with, the Company. Pursuant to the Declaration, the third trustee is The First National Bank of Chicago, a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). The fourth trustee, First Chicago Delaware Inc., an entity that is unaffiliated with the Company, will serve as the Delaware Trustee, until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will also act as the guarantee trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of the Capital
Securities -- Voting Rights."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any KBHC Trustee and to increase or decrease the number of KBHC Trustees; provided, however, that the number of KBHC Trustees shall be no fewer than two, at least one of which shall be a Regular Trustee. The Company, in its capacity as borrower, will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures -- Miscellaneous."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act of the State of Delaware (the "Trust Act") and the Trust Indenture Act. See "Description of the Capital Securities."

     The principal place of business of the Trust is c/o Kaufman and Broad Home Corporation, 10990 Wilshire Boulevard, Los Angeles, California 90024 and its telephone number is (310) 231-4000.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Income PRIDES, the Capital Securities that are not components of the Income PRIDES and the Common Securities will be invested by the Trust in Debentures of the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Debentures (net of amounts paid to purchase the Common
Securities), estimated to be approximately $       million (approximately $
million if the Underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commission and estimated expenses payable by the Company), to repay outstanding indebtedness under the Credit Facility and for other general corporate purposes, including potential future acquisitions. All of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the Company will receive no proceeds from the sale of the Growth PRIDES. As of April 30, 1998 the weighted average interest rate on borrowings outstanding under the Credit Facility was approximately 6.50% per annum.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is listed on the NYSE and is traded under the symbol KBH. The following table sets forth, for the fiscal quarters shown, the quarterly high and low sale prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape, and the regular quarterly dividends per share of the Common Stock.

                                                              MARKET PRICE
                                                              ------------    CASH DIVIDEND
                                                              HIGH     LOW      PER SHARE
                                                              ----     ---    -------------
1996
First Quarter...............................................  $16 7/8  $12 3/4     $.075
Second Quarter..............................................   16 3/8   13 3/8      .075
Third Quarter...............................................   15       11 1/4      .075
Fourth Quarter..............................................   13 5/8   11 3/4      .075
1997
First Quarter...............................................  $14 5/8  $11 3/4     $.075
Second Quarter..............................................   15 1/4   12 7/8      .075
Third Quarter...............................................   22 1/8   14 3/4      .075
Fourth Quarter..............................................   23 1/8   18 15/16    .075
1998
First Quarter...............................................  $26 13/16 $20 5/16   $.075
Second Quarter (through May 4, 1998)........................   34 1/2    26         .075

     A recent last reported sale price for the Common Stock on the NYSE is set forth on the cover page of this Prospectus.

                                DIVIDEND POLICY

     The Company has a policy of paying quarterly dividends. The Company is, however, subject to covenants under its bank revolving credit agreement which limit its ability to pay dividends. The actual amount of dividends paid is subject to the discretion of the Board of Directors and will depend on the Company's operating results, business requirements, financial covenants and other factors.

                                 CAPITALIZATION

     The following table summarizes the unaudited capitalization of the Company and its consolidated subsidiaries at February 28, 1998, and as adjusted to give effect to: (i) the sale of FELINE PRIDES and Capital Securities offered hereby, and (ii) the concurrent purchase by the Trust from the Company of the Debentures.

                                                                     FEBRUARY 28, 1998
                                                     -------------------------------------------------
                                                                  ADJUSTMENTS FOR THE
                                                                      ISSUANCE OF
                                                      ACTUAL        FELINE PRIDES(1)      AS ADJUSTED
                                                     ---------    --------------------    ------------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Construction:
  Credit Facility................................    $     --            $   --(2)          $     --
  Mortgages and notes payable....................        39.7                                   39.7
  7 3/4% Senior Notes............................       175.0                                  175.0
  9 3/8% Senior Subordinated Notes...............       174.1                                  174.1
  9 5/8% Senior Subordinated Notes...............       124.5                                  124.5
Mortgage banking:
  Notes payable..................................       148.4                                  148.4
  Collateralized mortgage obligations secured by
     mortgage-backed securities..................        58.5                                   58.5
                                                     --------            ------             --------
     Total debt..................................       720.2                --                720.2
                                                     --------            ------             --------
Minority interest in consolidated joint
  ventures.......................................         2.0                                    2.0
Company obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely debentures of the Company.......                         150.0(3)             150.0
Stockholders' equity:
  Preferred Stock -- $1.00 par value; authorized,
     10,000,000 shares; none outstanding
  Common Stock -- $1.00 par value, authorized,
     100,000,000 shares; 39,228,777 shares
     outstanding(4)..............................        39.2                                   39.2
  Paid-in capital................................       187.7                                  187.7
  Retained earnings..............................       165.1                                  165.1
  Cumulative foreign currency translation
     adjustments.................................        (3.7)                                  (3.7)
                                                     --------            ------             --------
     Total stockholder's equity..................       388.3                --                388.3
                                                     --------            ------             --------
Total capitalization.............................    $1,110.5            $150.0             $1,260.5
                                                     ========            ======             ========

---------------

(1) The pro forma adjustments assume no Contract Adjustment Payments.

(2) No borrowings were outstanding under the Credit Facility at February 28, 1998. Borrowings of approximately $224 million were outstanding under the Credit Facility on April 30, 1998. The Company currently anticipates using substantially all the net proceeds from the sale of the FELINE PRIDES and of the Capital Securities to repay outstanding indebtedness under the Credit Facility and for other general corporate purposes (see "Use of Proceeds").

(3) Subsequent to the completion of the Offering, the assets of the Trust will consist solely of approximately $154.6 million in aggregate principal amount
    of Debentures with an interest rate of      % and a maturity date of
              , 2003.

(4) Does not include 3,334,277 shares of Common Stock issuable upon exercise of outstanding stock options issued pursuant to employee stock option plans.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of the Company for each of the periods indicated.

                                              THREE MONTHS
                                                  ENDED
                                              FEBRUARY 28,            YEAR ENDED NOVEMBER 30,
                                              -------------   ----------------------------------------
                                              1998    1997    1997    1996       1995    1994    1993
                                              -----   -----   -----   ----       -----   -----   -----
Ratio of Earnings to Fixed Charges(1).......  1.91x   1.51x   2.44x    --(2)(3)  1.35x   2.09x   2.07x
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends(1)..........  1.91x   1.51x   2.44x    --(2)(3)  1.12x   1.64x   1.80x

---------------

(1) For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred stock dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest and, for the ratio of earnings to combined fixed charges and preferred stock dividends prior to April 1, 1996, include the effect of preferred stock dividends on the Company's Series B Mandatory Conversion Premium Dividend Preferred Stock. On April 1, 1996, all shares of the Company's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of Common Stock and no future preferred stock dividends will be paid or are payable with respect to such preferred stock.

     In computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, (i) earnings for the year ended November 30, 1996 would have been inadequate to cover fixed charges by $97.8 million, while the ratio of earnings to fixed charges for the three months ended February 28, 1998 and 1997 and the years ended November 30, 1997, 1995, 1994 and 1993 would have been 1.82x, 1.45x, 2.29x, 1.31x, 1.88x and 1.77x, respectively, and (ii) earnings for the year ended November 30, 1996 would have been inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million, while the ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended February 28, 1998 and 1997 and the years ended November 30, 1997, 1995, 1994 and 1993 would have been 1.82x, 1.45x, 2.29x, 1.11x, 1.54x and
     1.60x, respectively.

(2) The amount of earnings used in the calculation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 would have been 1.96x and 1.78x, respectively.

(3) Earnings for the year ended November 30, 1996 were inadequate to cover fixed charges by $97.8 million. Earnings for the year ended November 30, 1996 were inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected consolidated financial data of the Company. The data (other than housing, commercial and land revenues and unit deliveries) for the fiscal years ended November 30, 1997, 1996, 1995, 1994 and 1993 are derived from the financial statements for those years which have been audited by Ernst & Young LLP, independent auditors. Data related to housing, commercial and land revenues and unit deliveries are derived from unaudited financial statements. Selected unaudited financial data at February 28, 1998 and 1997 and for each of the three month periods ended February 28, 1998 and 1997 reflect, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the three months ended February 28, 1998 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this Prospectus. For information regarding the Company's ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends, see "Consolidated Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends."

                                                  THREE MONTHS
                                                      ENDED
                                                  FEBRUARY 28,                         YEAR ENDED NOVEMBER 30,
                                              ---------------------   ---------------------------------------------------------
                                                1998        1997        1997        1996        1995        1994        1993
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                   (UNAUDITED)             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

STATEMENT OF OPERATION DATA:
Revenues:
  Housing...................................  $   414.2   $   333.8   $ 1,827.3   $ 1,673.7   $ 1,328.1   $ 1,263.0   $ 1,097.6
  Commercial................................         --          --         2.7        12.2        20.5        17.4        94.2
  Land......................................        3.1         5.8        13.6        68.2        18.3        27.2         8.0
  Mortgage banking..........................        8.9         7.6        32.7        31.8        29.7        28.7        38.1
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total revenues..........................  $   426.2   $   347.2   $ 1,876.3   $ 1,785.9   $ 1,396.6   $ 1,336.3   $ 1,237.9
                                              =========   =========   =========   =========   =========   =========   =========
Construction:
  Revenues..................................  $   417.3   $   339.6   $ 1,843.6   $ 1,754.1   $ 1,366.9   $ 1,307.6   $ 1,199.8
  Costs and expenses........................     (402.1)     (327.9)   (1,741.8)   (1,655.4)   (1,301.4)   (1,219.3)   (1,113.2)
  Non-cash charge for impairment of
    long-lived assets.......................         --          --          --      (170.8)         --          --          --
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Operating income (loss)...................       15.2        11.7       101.8       (72.1)       65.5        88.3        86.6
  Interest income...........................        1.5         1.1         5.1         2.7         2.1         2.0         3.5
  Interest expense, net of amounts
    capitalized.............................       (7.1)       (8.4)      (29.9)      (36.7)      (27.5)      (17.8)      (16.8)
  Minority interests in pretax income of
    consolidated joint ventures.............       (0.2)       (0.1)       (0.4)       (0.2)       (0.6)       (0.9)      (10.2)
  Equity in pretax income (loss) of
    unconsolidated joint ventures...........        0.2         0.1        (0.1)       (2.1)       (3.4)       (3.7)       (6.3)
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Construction pretax income (loss).........        9.6         4.4        76.5      (108.4)       36.1        67.9        56.8
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Mortgage banking:
  Revenues..................................        8.9         7.6        32.7        31.8        29.7        28.7        38.1
  Expenses..................................       (5.8)       (5.1)      (18.2)      (19.1)      (20.3)      (22.7)      (30.6)
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Mortgage banking pretax income............        3.1         2.5        14.5        12.7         9.4         6.0         7.5
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total pretax income (loss)..................       12.7         6.9        91.0       (95.7)       45.5        73.9        64.3
Income taxes................................       (4.6)       (2.5)      (32.8)       34.5       (16.4)      (27.3)      (24.4)
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)...........................  $     8.1   $     4.4   $    58.2   $   (61.2)  $    29.1   $    46.6   $    39.9
                                              =========   =========   =========   =========   =========   =========   =========
Diluted earnings per share..................  $     .20   $     .11   $    1.45   $   (1.80)  $     .58   $    1.09   $     .94

                                                  THREE MONTHS
                                                      ENDED
                                                  FEBRUARY 28,                         YEAR ENDED NOVEMBER 30,
                                              ---------------------   ---------------------------------------------------------
                                                1998        1997        1997        1996        1995        1994        1993
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                   (UNAUDITED)             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                              =========   =========   =========   =========   =========   =========   =========
OTHER OPERATING DATA:
California unit deliveries..................      1,022         914       4,731       5,171       5,430       6,238       5,745
Other U.S. unit deliveries..................      1,341       1,102       5,642       4,294       1,800         834         207
France unit deliveries......................        260          83       1,032         749         574         685         657
Other unit deliveries.......................          6           9          38          35          53          67         155
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total unit deliveries.....................      2,629       2,108      11,443      10,249       7,857       7,824       6,764
                                              =========   =========   =========   =========   =========   =========   =========
BALANCE SHEET DATA (END OF PERIOD):
Assets:
Construction assets.........................  $ 1,139.0   $   989.3   $ 1,133.9   $ 1,000.2   $ 1,269.2   $ 1,167.2   $   983.5
Mortgage banking assets.....................      233.2       184.0       285.1       243.3       305.0       287.3       355.9
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total assets..............................  $ 1,372.2   $ 1,173.3   $ 1,419.0   $ 1,243.5   $ 1,574.2   $ 1,454.5   $ 1,339.4
                                              =========   =========   =========   =========   =========   =========   =========
Liabilities and Stockholders' Equity:
Construction liabilities:
  Accounts payable, accrued expenses and
    other liabilities.......................  $   256.1   $   192.5   $   269.0   $   248.8   $   246.3   $   219.0   $   233.5
  Mortgages and notes payable...............      513.3       477.3       496.9       442.6       639.6       565.0       313.4
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                  769.4       669.8       765.9       691.4       885.9       784.0       546.9
Mortgage banking liabilities................      212.4       165.0       268.2       210.8       245.4       232.0       304.8
Deferred income taxes.......................         --          --          --          --        24.5        31.4        26.9
Minority interests in consolidated joint
  ventures..................................        2.0         0.8         1.9         0.9         2.9         2.3        16.5
Stockholders' equity........................      388.4       337.7       383.0       340.4       415.5       404.8       444.3
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total liabilities and stockholders'
    equity..................................  $ 1,372.2   $ 1,173.3   $ 1,419.0   $ 1,243.5   $ 1,574.2   $ 1,454.5   $ 1,339.4
                                              =========   =========   =========   =========   =========   =========   =========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Revenues are primarily generated from the Company's (i) housing operations in the western United States and France and (ii) its domestic mortgage banking operations.

FIRST QUARTERS ENDED FEBRUARY 28, 1998 AND FEBRUARY 28, 1997

RESULTS OF OPERATIONS

     OVERVIEW. Total revenues for the three months ended February 28, 1998 increased 22.8% to $426.2 million from $347.2 million for the quarter ended February 28, 1997 due to higher housing and mortgage banking revenues, partially offset by lower land revenues. Net income for the first quarter of 1998 increased to $8.1 million or $.20 per share from $4.4 million or $.11 per share for the same period a year ago. The increase in net income was principally driven by significantly higher unit deliveries, an improved operating income margin and lower interest expense, as well as an increase in mortgage banking pretax income. Despite a modest adverse impact on first quarter California deliveries related to severe rains, Company-wide housing revenues for the first quarter of 1998 increased 24.1% from the year-earlier period reflecting a 24.7% increase in unit deliveries, partially offset by a .5% decline in average selling price. Mortgage banking pretax income increased 24.4% in the first three months of 1998 compared to the first three months of 1997 primarily due to a higher volume of loan closings.

CONSTRUCTION

     REVENUES. Revenues increased by $77.7 million, or 22.9%, to $417.3 million in the first quarter of 1998 from $339.6 million in the first quarter of 1997 due to an increase in housing revenues, partially offset by lower land revenues. Housing revenues for the period increased by $80.3 million to $414.2 million from $333.9 million in the year-earlier period as a result of a 24.7% increase in unit deliveries, partly offset by a .5% decline in average selling price. Housing revenues in the United States rose to $379.6 million on 2,363 unit deliveries in the first three months of 1998, compared to $313.8 million on 2,016 units in the first three months of 1997, reflecting increased housing revenues from both California and Other U.S. operations. California housing revenues for the first quarter of 1998 rose 18.9% to $218.6 million on 1,022 unit deliveries from $183.8 million on 914 unit deliveries in the year-earlier period. California unit deliveries increased 11.8% in the first quarter of 1998 from the first quarter of 1997 despite a 16.9% decrease in the average number of active communities and severe El Nino rains during the quarter. The impact of El Nino rains on the Company's California deliveries in the first quarter of 1998 was only modest, and while these weather conditions continued to affect deliveries in the beginning of the second quarter of 1998, such effect has been modest. Housing revenues from Other U.S. operations rose 23.8% to $161.0 million in the first quarter of 1998 from $130.0 million in the first quarter of 1997. Other U.S. deliveries increased 21.7% to 1,341 units in the first quarter of 1998 from 1,102 units in the first quarter of 1997 as a result of a 38.5% increase in the average number of active communities. Revenues from French housing operations during the first quarter of 1998 increased to $32.8 million on 260 unit deliveries from $17.4 million on 83 units in the prior year's quarter primarily due to the inclusion of operations of Paris-based SMCI, acquired in the third quarter of 1997.

     During the first quarter of 1998, the Company's overall average selling price decreased .5% to $157,600 from $158,400 in the prior year's period. This slight decrease primarily resulted from a lower average selling price in France. The domestic average selling price rose 3.2% to $160,600 in the first quarter of 1998, reflecting a 6.4% increase in the Company's California average selling price to $213,900 from $201,100 and a 1.8% increase in the average selling price in Other U.S. operations to $120,100 from $118,000. These increases occurred as a result of selected increases in sales prices in certain markets, as well as a change in product mix favoring a greater number of higher priced urban in-fill locations and first time move up sales. In France, the average selling price in the first quarter of 1998 fell 39.9% to $126,300 from $210,000 in the year-earlier quarter primarily due to the lower priced unit deliveries from the SMCI developments.

     Revenues from land sales totaled $3.1 million in the first quarter of 1998 compared to $5.8 million in the first quarter of 1997.

     OPERATING INCOME. Operating income increased by $3.4 million to $15.2 million in the first quarter of 1998 from $11.8 million in the first quarter of 1997. As a percentage of construction revenues, operating income increased by .1 percentage point to 3.6% in the first quarter of 1998 compared to 3.5% in the first quarter of 1997. Gross profits increased by $12.4 million, or 20.6%, to $72.4 million in the first quarter of 1998 from $60.0 million in the prior year's period. During this same period, housing gross profits increased by $13.8 million to $72.1 million from $58.3 million. Gross profits as a percentage of construction revenues decreased to 17.4% in the first quarter of 1998 from 17.7% in the year-earlier quarter primarily due to a decrease in the Company's housing gross margin to 17.4% from 17.5%. The decrease in the Company's housing gross margin resulted from a lower housing gross margin in California due to the continued sell-through of older, non KB2000 communities, partially offset by an improved gross margin on new KB2000 deliveries. Company-wide land sales generated gross profits of $.3 million and $1.8 million in the first quarter of 1998 and 1997, respectively.

     Selling, general and administrative expenses increased by $8.9 million, or 18.5%, to $57.2 million in the three months ended February 28, 1998 from $48.3 million in the corresponding 1997 period. As a percentage of housing revenues, selling, general and administrative expenses improved .7 percentage points to 13.8% in the first quarter of 1998 from 14.5% for the year-earlier period. This improvement was due to the higher volume of deliveries, as well as lower advertising and sales incentives, partially offset by higher sales commissions.

     INTEREST INCOME AND EXPENSE. Interest income totaled $1.5 million in the first quarter of 1998 compared to $1.1 million in the first quarter of 1997, reflecting increases in the interest bearing average balances of short-term investments and mortgages receivable compared to the same period a year ago.

     Interest expense (net of amounts capitalized) decreased by $1.3 million to $7.1 million in the first quarter of 1998 from $8.4 million in the first quarter of 1997. Gross interest incurred in the three months ended February 28, 1998 was $.8 million lower than the year ago period, reflecting a lower average interest rate as a result of more favorable financing terms obtained by the Company due to the redemption of its $100 million 10 3/8% senior notes and the issuance of $175 million of 7 3/4% senior notes in the fourth quarter of 1997. The percentage of interest capitalized during the three months ended February 28, 1998 and 1997 was 42.2% and 36.3%, respectively. These capitalization rates reflect the timing and proportion of land in production during the periods.

     MINORITY INTERESTS IN PRETAX INCOME OF CONSOLIDATED JOINT VENTURES. Minority interests in pretax income of consolidated joint ventures totaled $.3 million in the first quarter of 1998 and $.1 million in the first quarter of 1997. Minority interests relate to residential and commercial activities in France. In the first quarters of 1998 and 1997, minority interests related only to residential activities. Minority interests are expected to remain at relatively low levels reflecting the limited opportunities currently available and reasonably expected to be available in the French commercial market as well as the Company's strategy to focus on its French residential development business.

     EQUITY IN PRETAX INCOME OF UNCONSOLIDATED JOINT VENTURES. Equity in pretax income of unconsolidated joint ventures totaled $.2 million in the first quarter of 1998 compared to the essentially break-even results recorded in the first quarter of 1997. The Company's joint ventures recorded combined revenues of $4.6 million in the first three months of 1998 compared to $2.5 million in the corresponding period of 1997. All of the joint venture revenues in the first quarter of 1998 and 1997 were generated from residential properties.

MORTGAGE BANKING

     INTEREST INCOME AND EXPENSE. Interest income and interest expense increased by $.1 million and $.3 million, respectively, in the first quarter of 1998 compared to the same quarter a year ago. Interest income increased as a result of the higher balance of first mortgages held under commitment of sale and other receivables outstanding during the first quarter of 1998 compared to the prior year's first quarter, while interest expense rose due to the higher balance of notes payable outstanding during the period.

     OTHER MORTGAGE BANKING REVENUES. Other mortgage banking revenues increased by $1.3 million to $5.3 million in the first three months of 1998 from $4.0 million in the first three months of 1997. This increase was primarily the result of higher gains on the sale of servicing rights due to an increased level of mortgage originations resulting from higher unit volume in the United States.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $.4 million to $2.2 million for the quarter ended February 28, 1998 from $1.8 million for the same period a year ago. The increase in general and administrative expenses was primarily due to increased mortgage production volume.

INCOME TAXES

     Income tax expense totaled $4.6 million in the first quarter of 1998 and $2.5 million in the prior year's first quarter. These amounts represented an effective income tax rate of approximately 36% in both 1998 and 1997.

FISCAL YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

RESULTS OF OPERATIONS

     OVERVIEW. During fiscal 1997, the Company focused on two primary strategic initiatives -- acceleration of the Company's growth and the implementation of its KB2000 operational business model. The excellent progress made by the Company on these initiatives in 1997 was a key factor in the improvement in Company-wide revenues and earnings compared to 1996.

     Total Company revenues increased to $1.88 billion in 1997, up 5.1% from $1.79 billion in 1996, which had increased 28.0% from revenues of $1.40 billion in 1995. The 1997 increase primarily resulted from higher housing revenues, partially offset by lower land sale revenues. In addition, 1997 results included a full year's contribution from the Company's San Antonio homebuilding operations (formerly Rayco, Ltd.); in contrast, 1996 results included only a nine-month contribution as the Company's acquisition of these operations occurred on March 1, 1996. The increase in revenues in 1996 compared to 1995 results was largely due to the acquisition of the San Antonio operations, as well as the continued maturation of the Company's Other U.S. businesses and higher land sale revenues. Included in total Company revenues were mortgage banking revenues of $32.7 million in 1997, $31.8 million in 1996 and $29.7 million in 1995.

     Net income increased approximately $10.2 million or 21.3% to $58.2 million or $1.45 per share in 1997, up from $48.0 million or $1.20 per share in 1996, excluding the after-tax non-cash charge of $109.3 million for impairment of long-lived assets recorded in 1996. Including the non-cash charge, the Company recorded a net loss of $61.2 million or $1.54 per share in 1996. Excluding the charge, 1996 net income of $48.0 million was 65.2% higher than the $29.1 million or $.73 per share recorded in 1995. Net income increased in 1997 due to higher unit deliveries, lower net interest expense and higher pretax earnings from the mortgage banking operations. In addition, earnings for 1997 included a full year of operating results from the San Antonio operations while 1996 included only three quarters of results. In 1996, net income, excluding the non-cash charge, rose due to improved unit deliveries (including three quarters of San Antonio operations), continued progress in implementing the Company's key 1996 initiatives to improve gross margins and contain costs, and an increase in pretax income from mortgage banking operations. Mortgage banking pretax income rose in 1996 primarily due to increased loan volume and higher income from sales of mortgages and servicing rights stemming from an improved mix of fixed-rate and variable loans.

     As a result of continued domestic expansion outside of California, 54.4% of the Company's domestic deliveries were generated from Other U.S. operations in 1997, compared to 45.4% in 1996. In response to persistently weak conditions for new housing and general recessionary trends in California during the first half of the 1990's, the Company has diversified its business through aggressive expansion into other western states. Although market conditions appear to have improved in many markets within California (particularly in Northern California), the Company remains selective in its land investments in the state while focusing on improving gross margins, reducing overhead expenses and improving rates of return. The Company is cautiously optimistic that improving economic trends statewide will soon lead to stronger housing markets in other areas of the state and hopes to expand its overall level of business in California in 1998, 1999 and in subsequent years through increases in the number of active communities or the acquisition of existing businesses.

     The Company's domestic operations outside of California experienced continued growth in 1997, with the Company delivering its first homes in Austin, Texas. This new source of deliveries combined with the first full year of San Antonio operations and the continued maturation of non-California operations resulted in a 31.4% increase in Other U.S. deliveries in 1997 compared to the prior year. The Company expects to continue to actively seek additional opportunities for non-California domestic expansion in future years, in both existing and new markets, through either de novo entry or the acquisition of existing businesses.

     The French housing market improved modestly in 1997 from the prior year, which was marked by lingering high unemployment and other recessionary factors. The Company anticipates significant increases in deliveries from its French housing operations in 1998 in line with the nation's improving economy and as a result of its mid-1997 acquisition of SMCI developments. The Company's French commercial activities are likely to remain at or below 1997 levels, reflecting persistently poor conditions in the French commercial market and the Company's strategy to focus on its residential development business.

CONSTRUCTION

     REVENUES. Construction revenues increased in 1997 to $1.84 billion from $1.75 billion in 1996, which had increased from $1.37 billion in 1995. The improvement in 1997 was primarily the result of increased housing revenues, which included a full year's operating results from the Company's San Antonio division, partially offset by a decline in revenues from land sales. In 1996, the increase in revenues primarily reflected the inclusion of $189.2 million in revenues from nine months of San Antonio operations, continued growth within the Company's Other U.S. operations and increased land sale revenues.

     Housing revenues totaled $1.83 billion in 1997, $1.67 billion in 1996 and $1.33 billion in 1995. The increase in 1997 reflected an 11.7% increase in unit volume, partially offset by a 2.2% decline in average selling price. Housing revenues in 1997 included four quarters of results from the Company's San Antonio operations versus three quarters in 1996. These operations recorded revenues of $57.6 million on 611 deliveries in the first quarter of 1997. In 1996, excluding revenues from the San Antonio operations, housing revenues totaled $1.48 billion, up 11.8% from 1995 as a result of a 4.6% increase in unit volume and a 6.9% higher average selling price. California housing operations generated 54.0% of Company-wide housing revenues in 1997, down from 59.6% in 1996 and 72.3% in 1995, reflecting the March 1, 1996 acquisition of the Company's San Antonio operations and continued diversification beyond California. Housing revenues from California operations were $986.6 million in 1997, down 1.1% from $997.3 million in 1996. The Company's Other U.S. housing revenues totaled $669.4 million in 1997, up 30.3% from $513.9 million in 1996. The 1996 results, which included three quarters of revenues from San Antonio operations, had more than doubled from $245.4 million in 1995; excluding the San Antonio results, Other U.S. housing revenues in 1996 totaled $324.7 million, up 32.3% from 1995. The Company's operations in France and Mexico generated housing revenues of $160.5 million and $10.8 million, respectively, in 1997 and $154.7 million and $6.4 million, respectively, in 1996, reflecting an increase in international housing deliveries. Housing revenues from French operations totaled $116.9 million in 1995.

  RESIDENTIAL QUARTERLY UNIT AND BACKLOG DATA

                                                               OTHER
                                                 CALIFORNIA     U.S.     FRANCE    OTHER     TOTAL
                                                 ----------   --------   -------   ------   --------
UNIT DELIVERIES
1997
First..........................................        914       1,102        83        9      2,108
Second.........................................      1,095       1,211       151        8      2,465
Third..........................................      1,204       1,513       295        4      3,016
Fourth.........................................      1,518       1,816       503       17      3,854
                                                  --------    --------   -------   ------   --------
Total..........................................      4,731       5,642     1,032       38     11,443
                                                  ========    ========   =======   ======   ========
1996
First..........................................      1,095         487        96        5      1,683
Second.........................................      1,453       1,265       160        5      2,883
Third..........................................      1,259       1,307       180        3      2,749
Fourth.........................................      1,364       1,235       313       22      2,934
                                                  --------    --------   -------   ------   --------
Total..........................................      5,171       4,294       749       35     10,249
                                                  ========    ========   =======   ======   ========
NET ORDERS
1997
First..........................................      1,077       1,528       140       10      2,755
Second.........................................      1,476       1,681       230        9      3,396
Third..........................................      1,506       1,599       191       14      3,310
Fourth.........................................      1,134       1,368       513       13      3,028
                                                  --------    --------   -------   ------   --------
Total..........................................      5,193       6,176     1,074       46     12,489
                                                  ========    ========   =======   ======   ========
1996
First..........................................      1,292         540       123       21      1,976
Second.........................................      1,577       1,399       241       21      3,238
Third..........................................      1,395       1,144       104        7      2,650
Fourth.........................................      1,135         968       267        5      2,375
                                                  --------    --------   -------   ------   --------
Total..........................................      5,399       4,051       735       54     10,239
                                                  ========    ========   =======   ======   ========
ENDING BACKLOG-UNITS
1997
First..........................................      1,017       2,182       272       15      3,486
Second.........................................      1,398       2,652       351       16      4,417
Third..........................................      1,700       2,738       576       26      5,040
Fourth.........................................      1,316       2,290       586       22      4,214
                                                  --------    --------   -------   ------   --------
1996
First..........................................        823         599       256       27      1,705
Second.........................................        947       2,186       337       27      3,497
Third..........................................      1,083       2,023       261       31      3,398
Fourth.........................................        854       1,756       215       14      2,839
                                                  --------    --------   -------   ------   --------

                                                               OTHER
                                                 CALIFORNIA     U.S.     FRANCE    OTHER     TOTAL
                                                 ----------   --------   -------   ------   --------
ENDING BACKLOG-VALUE (IN THOUSANDS)
1997
First..........................................   $219,908    $248,835   $56,783   $4,290   $529,816
Second.........................................    288,719     307,977    66,582    4,224    667,502
Third..........................................    377,332     321,007    71,041    8,320    777,700
Fourth.........................................    303,050     274,591    82,750    6,270    666,661
                                                  --------    --------   -------   ------   --------
1996
First..........................................   $153,074     $86,880   $51,820   $4,948   $296,722
Second.........................................    182,718     236,970    72,215    5,265    497,168
Third..........................................    225,486     229,348    55,236    7,595    517,665
Fourth.........................................    180,513     196,195    47,603    3,584    427,895
                                                  --------    --------   -------   ------   --------

     Housing deliveries rose 11.7% to 11,443 units in 1997, exceeding the previous Company-wide record of 10,249 units in 1996. This improvement reflected increases in U.S. and French operations of 9.6% and 37.8%, respectively. Growth in domestic deliveries was driven by a 31.4% increase in Other U.S. deliveries to 5,642 units in 1997 from 4,294 units in 1996, partially offset by a decline in California deliveries. Unit deliveries in Other U.S. operations increased in 1997 for several reasons: a higher number of average active communities, reflecting the Company's growth strategy; the inclusion of twelve months of operating results from the San Antonio division; and start-up operations in Austin. In California, deliveries decreased 8.5% in 1997, to 4,731 units from 5,171 units in 1996, reflecting a decline in the average number of active communities in the state. In France, deliveries in 1997 increased primarily as a result of the acquisition of certain active developments of French homebuilder SMCI. These developments, which consist of condominiums in Paris and other cities in France, were acquired in the third quarter of 1997 for $2.2 million in cash and the assumption of approximately $8.1 million of debt.

     Housing deliveries increased to 10,249 units in 1996 from 7,857 units in 1995. Excluding 2,027 San Antonio deliveries, Company-wide deliveries in 1996 increased 4.6% from the prior year, reflecting increases in U.S. and French operations of 2.9% and 30.5%, respectively. The modest increase in domestic deliveries was driven by a 25.9% rise in Other U.S. deliveries, reflecting the Company's accelerated expansion into domestic markets beyond California. Other U.S. deliveries in 1996 increased to 2,267 units from 1,800 units in 1995, while California deliveries decreased 4.8% to 5,171 units in 1996 from 5,430 units in 1995.

     The Company-wide average new home price decreased 2.2% in 1997, to $159,700 from $163,300 in 1996. The 1996 average had decreased 3.3% from $168,900 in 1995. The decrease in 1997 was primarily due to a lower average selling price in France resulting from SMCI deliveries, as well as a greater proportion of lower-priced homes sold in the Company's Other U.S. business. The decrease in 1996 reflected a lower average selling price in the United States, resulting primarily from the inclusion of the San Antonio operations acquired that year.

     In California, the Company's average selling price rose 8.1% in 1997 to $208,500 from $192,900 in 1996, which had increased 9.1% from $176,800 in 1995.
The increases in both years reflected a shift in mix toward higher-priced homes in the state. The Company's average selling price in Other U.S. markets was $118,700 in 1997, down from $119,700 in 1996 and $136,300 in 1995. Both decreases reflected the impact of the San Antonio operations. These operations had average selling prices of $94,700 and $93,400 in 1997 and 1996, respectively, substantially below the Company's average. The Company's average selling price in France decreased to $155,500 in 1997 from $206,600 in 1996, which was up modestly from $203,700 in 1995. The average selling price in France declined in 1997 because of lower-priced deliveries generated from the newly acquired SMCI developments. In 1996, the French average price rose slightly due to a change in product mix.

     Revenues from the development of commercial buildings, all located in metropolitan Paris, totaled $2.7 million in 1997, $12.2 million in 1996 and $20.5 million in 1995. These significant revenue declines reflected reduced opportunities in French commercial markets due to the lingering effects of the country's recession, as well as the Company's strategy to focus primarily on its residential development business.

     Land sale revenues totaled $13.6 million in 1997, $68.2 million in 1996 and $18.2 million in 1995. The results for 1997 and 1995 are more representative of typical Company land sales activity levels when viewed historically. The 1996 results were abnormally high due to an aggressive asset sale program undertaken as part of the Company's debt reduction strategy. Land sold in 1996 was primarily property previously held for long-term development, which the Company disposed of in order to redeploy the invested capital at potentially higher returns. Generally, land sale revenues fluctuate based on the Company's decision to maintain or decrease its land ownership position in certain markets, the strength and number of competing developers entering particular markets at given points in time, the availability of land in markets served by the Company's housing divisions, and prevailing market conditions.

     OPERATING INCOME. Operating income increased to $101.8 million in 1997 from $98.7 million (excluding the $170.8 million non-cash charge for impairment of long-lived assets) in 1996. The increase was primarily due to higher housing gross profits, resulting from higher unit volume, partially offset by lower gross profits from commercial activities and losses from land sales. Gross profits in 1997 (excluding losses from land sales) increased by $15.7 million to $332.2 million from $316.5 million in 1996. As a percentage of related revenues, the Company's gross profit margin (excluding losses from land sales) was 18.2% in 1997, down from 18.8% in the prior year. The Company's housing gross margin dropped to 18.2% in 1997 from 18.7% in 1996, primarily due to the accelerated sell-through of older, lower margin non-KB2000 communities, particularly in California, and lower margins associated with the Company's entry into new markets in Austin and Dallas, Texas, partially offset by an improved gross margin from new KB2000 communities.

     Company-wide land sales produced a loss of $1.4 million in 1997, compared to profits of $2.6 million in 1996.

     Selling, general and administrative expenses increased by $8.7 million in 1997 to $229.1 million. This increase was primarily due to the inclusion of a full year of results from the San Antonio operations in 1997 (including amortization of goodwill) compared to nine months of results in 1996, and higher sales commissions, partially offset by cost-containment efforts that reduced sales incentives and advertising expenses. As a percentage of housing revenues, to which these expenses are most closely correlated, selling, general and administrative expenses decreased .7 percentage points to 12.5% in 1997 from 13.2% in 1996. This improvement reflected higher unit volume as well as more favorable ratios for sales incentives, advertising expenses and general and administrative expenses. These improvements were partially offset by increased sales commissions associated with a higher proportion of the Company's domestic sales being generated from third party brokers; increased use of third party brokers is a component of the KB2000 business model. The Company remains focused on improving efficiency and will seek to reduce selling, general and administrative expenses to the extent possible in 1998.

     Excluding the $170.8 million non-cash charge for impairment of long-lived assets recorded in the second quarter of 1996, operating income in 1996 increased by $33.2 million or 50.6% to $98.7 million from $65.5 million in 1995. This increase was primarily due to higher gross profits on housing sales, resulting from both higher unit volume and improved margins, mainly due to the inclusion of three quarters of San Antonio operations. Including the non-cash charge, the Company reported an operating loss of $72.1 million in 1996. Gross profits in 1996 (excluding profits from land sales) increased by $74.3 million to $316.5 million from $242.2 million in 1995. As a percentage of related revenues, the Company's gross profit margin (excluding profits from land sales) was 18.8% in 1996, up from 18.0% in the prior year. The Company's housing gross margin increased to 18.7% in 1996 from 17.9% in 1995, primarily reflecting the addition of the San Antonio operations and continued growth in the Company's higher margin operations in its Other U.S. markets.

     Despite an increase in land sale revenues in 1996, Company-wide profits from these sales decreased by $2.7 million to $2.6 million from $5.3 million in 1995. The decrease reflected the Company's accelerated disposition of certain real estate assets, many of which were written down to fair value in 1996 in order to reduce financial leverage and redeploy capital to improve overall return on investment.

     Selling, general and administrative expenses increased by $38.5 million in 1996. This increase was primarily due to the inclusion of three quarters of San Antonio operations which added $25.9 million of selling, general and administrative expenses (including the amortization of goodwill), as well as higher marketing expenses generated by increased unit volume from the Company's remaining operations. As a percentage of housing revenues, selling, general and administrative expenses declined .5 percentage points to 13.2% in 1996 from 13.7% in 1995. This improvement reflected higher unit volume, primarily as a result of the 1996 acquisition of the San Antonio operations, and more favorable ratios for sales incentives, advertising expenses and general and administrative expenses, partially offset by increased sales commissions associated with a higher proportion of third party broker commissions.

     In the second quarter of 1996, the Company decided to accelerate the disposition of certain real estate assets in order to help effectuate the Company's strategies to improve overall return on investment, restore financial leverage to targeted levels, and position the Company for continued geographic expansion. In addition, in 1996, the Company substantially eliminated its prior practice of investing in long term development projects in order to reduce the operating risk associated with such projects. The accelerated disposition of long term development assets caused certain assets, primarily inventories and investments in unconsolidated joint ventures in California and France, to be identified as being impaired and to be written down. Certain of the Company's California properties were impacted by the charge, while none of its non-California domestic properties were affected. The Company's non-California domestic properties were not affected since they were not held for long term development and were expected to be economically successful such that they were determined not to be impaired.

     Based on the Company's evaluation of impaired assets, a non-cash write-down of $170.8 million ($109.3 million, net of income taxes) was recorded in the second quarter of 1996 to state the impaired assets at their fair values. The fair values established were based on various methods, including discounted cash flow projections, appraisals and evaluations of comparable market prices, as appropriate. The inventories affected by the charge primarily consisted of land which was not under active development and the charge did not have a material effect on gross margins in the balance of 1996 or in 1997.

     The write-down for impairment of long-lived assets was calculated in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"), which the Company decided to adopt in the second quarter of 1996; however, the write-down was not necessitated by implementation of this standard. Had the Company not adopted SFAS No. 121, a substantial write-down would have nonetheless been recorded. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable, and requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

     Under the standard, when an impairment write-down is required, the related assets are adjusted to their estimated fair value. Fair value for purposes of SFAS No. 121 is deemed to be the amount a willing buyer would pay a willing seller for such property in a current transaction, that is, other than in a forced or liquidation sale. This is a change from the previous accounting standard which required home builders to carry real estate assets at the lower of cost or net realizable value.

     INTEREST INCOME AND EXPENSE. Interest income, which is generated from mortgages receivable, principally from land sales, and from short-term investments, amounted to $5.1 million in 1997, $2.7 million in 1996 and $2.1 million in 1995. The higher interest income in 1997 reflected an increase in the average balances of interest bearing mortgages receivable compared to a year ago. Interest income in 1996 reflected little change from the 1995 average balances of interest bearing short-term investments and mortgages receivable.

     Interest expense results principally from borrowings to finance land purchases, housing inventory, and other operating and capital needs. In 1997, interest expense, net of amounts capitalized, decreased to $29.8 million from $36.7 million in 1996. Gross interest incurred in 1997 was lower than that incurred in 1996 by $11.2 million, reflecting a decrease in average indebtedness in 1997. The Company's average debt level for 1997 decreased primarily as a result of the Company's 1996 debt reduction strategy. The percentages of interest capitalized during 1997 and 1996 were 43.1% and 42.3%, respectively. These rates reflect the timing and proportion of land in production during each period. In 1996, interest expense, net of amounts capitalized, increased to $36.7 million from $27.5 million in the prior year, largely due to a decline in the percentage of interest capitalized (42.3% versus 57.4% capitalized in 1995). The lower capitalization rate during 1996 reflected a higher proportion of land in production that year compared to 1995 and the non-capitalization of interest on borrowings associated with the San Antonio acquisition.

     MINORITY INTERESTS IN PRETAX INCOME OF CONSOLIDATED JOINT VENTURES. The Company conducts a portion of both its residential and commercial development activities through majority-owned partnerships, primarily in France, which are fully consolidated in the accompanying financial statements. As a result, operating income has been reduced by minority interests in the pretax income of these partnerships of $.4 million in 1997, $.2 million in 1996 and $.6 million in 1995.

     EQUITY IN PRETAX INCOME (LOSS) OF UNCONSOLIDATED JOINT VENTURES. The Company's unconsolidated joint-venture activities, located in California, New Mexico and France, posted combined revenues of $98.2 million in 1997, $6.7 million in 1996 and $33.9 million in 1995. Of these amounts, French commercial activities accounted for $87.7 million in 1997, $.1 million in 1996 and $5.9 million in 1995. Combined revenues recorded by the Company's joint ventures increased in 1997 primarily as a result of the sale of a commercial project in France. The Company's unconsolidated joint ventures generated combined pretax losses of $2.9 million in 1997, $14.8 million in 1996 and $20.5 million in 1995. Losses in 1996 and 1995 primarily consisted of selling, general, administrative and interest expenses associated with a single French multi-family residential project, as well as reserves taken on a French commercial development project. The Company's share of pretax losses from these joint ventures totaled $.1 million in 1997, $2.1 million in 1996, and $3.5 million in 1995. Overall, the Company's share of pretax losses from unconsolidated joint ventures declined in 1997 and 1996 due to a lower level of activity from these ventures and the effects of charges taken in previous years. As a result of the non-cash charge taken in 1996 to reflect the impairment in unconsolidated joint ventures, the Company does not anticipate incurring significant additional losses from these joint ventures in the foreseeable future.

MORTGAGE BANKING

     INTEREST INCOME AND EXPENSE. The Company's mortgage banking operations provide financing to purchasers of homes sold by the Company's domestic housing operations through the origination of residential mortgages. Revenues are also realized from the sale of such mortgages and related servicing rights to outside financial institutions. Prior to 1989, substantially all such mortgages were pledged for collateralized mortgage obligations. Accordingly, interest income is earned primarily from mortgage-backed securities held for long-term investment as collateral, while interest expense results mainly from the associated collateralized mortgage obligations.

     Interest income decreased to $13.3 million in 1997 from $14.6 million in 1996, and $15.6 million in 1995, while interest expense also declined to $12.7 million in 1997 from $13.5 million in 1996, and $14.8 million in 1995. These amounts decreased primarily due to the declining balances of outstanding mortgage-backed securities and related collateralized mortgage obligations, stemming from both regularly scheduled, monthly principal amortization and prepayment of mortgage collateral. These balances, and the related interest income and expense, will continue to decline as the Company's practice of participating in collateralized mortgage financings was discontinued in 1988 due to market conditions and tax law changes. Combined interest income and expense resulted in net interest income of $.6 million in 1997, $1.1 million in 1996 and $.8 million in 1995. These differences reflect variations in mortgage production mix; movements in short-term versus long-term interest rates; and the amount, timing and rates of return on interim reinvestments of monthly principal amortization and prepayments.

     OTHER MORTGAGE BANKING REVENUES. Other mortgage banking revenues, which principally consist of gains on sales of mortgages and servicing rights and, to a lesser extent, mortgage servicing fees, totaled $19.4 million in 1997, $17.2 million in 1996 and $14.1 million in 1995. The increases in 1997 and 1996 reflected higher gains on the sales of mortgages and servicing rights due to a higher volume of mortgage originations associated with increases in housing unit volume in the United States. In 1996, a more favorable mix of fixed to variable rate loans also contributed to the increased revenues.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for mortgage banking operations have remained relatively constant at $5.5 million in 1997, $5.6 million in 1996 and $5.5 million in 1995, despite increases in the volume of loans closed.

INCOME TAXES

     The Company recorded income tax expense of $32.8 million in 1997 and $16.4 million in 1995 and an income tax benefit of $34.5 million in 1996. These amounts represented effective income tax rates of approximately 36.0% in all three years. The tax benefit in 1996 reflected the pretax loss reported by the Company as a result of the non-cash charge for impairment of long-lived assets recorded in the second quarter of that year. The pretax income/loss for financial reporting purposes and taxable income/loss for income tax purposes historically have differed primarily due to the impact of state income taxes, foreign tax rate differences, intercompany dividends and the use of affordable housing credits.

LIQUIDITY AND CAPITAL RESOURCES

     The Company assesses its liquidity in terms of its ability to generate cash to fund its operating and investing activities. Historically, the Company has funded its construction and mortgage banking activities with internally generated cash flows and external sources of debt and equity financing. In the first quarter of 1998, net cash used by operating, investing and financing activities totaled $27.0 million compared to $1.3 million provided in the prior year's first quarter.

     Operating activities provided $18.7 million of cash during the first three months of 1998 compared to $11.8 million provided during the same period of 1997. The Company's sources of operating cash in the first quarter of 1998 included a reduction in receivables of $70.9 million and first quarter earnings of $8.1 million. Uses of cash during the first three months of 1998 included net investments of $43.3 million in inventories (excluding $4.7 million of inventories acquired through seller financing) and a $14.7 million decrease in accounts payable, accrued expenses and other liabilities. Inventories increased, primarily in California and Other U.S. operations, as the Company continued its accelerated growth strategy in certain markets. The reduction in receivables related primarily to a lower balance of mortgages held under commitment of sale due to lower mortgage origination volume in the first quarter of 1998 compared to the fourth quarter of 1997.

     Operating activities for the first quarter of 1997 provided $49.6 million of cash from a reduction in receivables, $20.4 million from a reduction in inventories and $4.4 million from first quarter earnings. The cash provided was partially offset by cash used to pay down $57.7 million in accounts payable, accrued expenses and other liabilities. The reduction in receivables related primarily to a decrease in mortgage origination volume in the first quarter of 1997 compared to the fourth quarter of 1996. Inventories decreased, primarily in California, where the Company benefitted by remaining selective with regard to new investment in its home state.

     Cash provided by investing activities was essentially zero in the first quarter of 1998 compared to $2.7 million provided in the year-earlier period. In the first quarter of 1998, cash was provided from $2.1 million in proceeds received from mortgage-backed securities, which were principally used to pay down the collateralized mortgage obligations for which the mortgage-backed securities have served as collateral, $1.0 million in distributions related to investments in unconsolidated joint ventures and $.5 million from net sales of mortgages held for long-term investment. The cash provided was offset by $3.6 million used for other investing activities. In the first quarter of 1997, cash was provided from $2.1 million in proceeds received from mortgage-backed securities and $.6 million in distributions related to investments in unconsolidated joint ventures.

     Financing activities in the first three months of 1998 used $45.7 million of cash, while first quarter 1997 financing activities used $13.1 million. In the first quarter of 1998, cash was used for net payments on borrowings of $40.7 million, payments on collateralized mortgage obligations of $2.0 million and cash dividend payments of $2.9 million. Financing activities in 1997's first quarter resulted in net cash outflows due mainly to net payments on borrowings of $8.3 million, payments on collateralized mortgage obligations of $1.8 million and cash dividend payments of $2.9 million.

     External sources of financing for the Company's construction activities include the Credit Facility, other domestic and foreign bank lines, third-party secured financings, and the public debt and equity markets. Substantial unused lines of credit remain available for the Company's future use, if required, principally through the Credit Facility. The Credit Facility is comprised of a $400 million revolving credit facility scheduled to expire on April 30, 2001 and a $100 million 364-day revolving credit facility.

     The principal sources of liquidity for the Company's mortgage banking operations are internally generated funds from the sales of mortgages and related servicing rights. Mortgages originated by the mortgage banking operations are generally sold in the secondary market within 60 days of origination. External sources of financing for these operations include a secured $250 million revolving mortgage warehouse facility.

     As of February 28, 1998, no borrowings were outstanding under the Credit Facility. The Company's French unsecured financing agreements totaling $52.1 million had in the aggregate $23.6 million available at February 28, 1998. In addition, the Company's mortgage banking operation had $101.6 million available under its secured $250 million revolving mortgage warehouse facility at quarter-end. The Company's financial leverage, as measured by the ratio of debt to total capital, was 56.9% at the end of the 1998 first quarter compared to 58.6% at the end of the 1997 first quarter. Adjusted to reflect the $31.6 million of invested cash at February 28, 1998, the Company's ratio of debt to total capital at the end of the 1998 first quarter was 55.4%. Subsequent to the end of the first quarter of 1998, the Company acquired three homebuilding companies for purchase prices aggregating to approximately $167 million, including the assumption of debt. These acquisitions were financed by the Credit Facility.

     On December 5, 1997, the Company filed a universal shelf registration statement with the Securities and Exchange Commission for up to $500 million of the Company's debt and equity securities. The universal shelf registration provides that securities may be offered from time to time in one or more series and in the form of senior, senior subordinated or subordinated debt, preferred stock, common stock, and/or warrants to purchase such securities. The registration was declared effective on December 16, 1997, and no securities have been issued thereunder.

     The Company believes it has adequate resources and sufficient credit line facilities to satisfy its current and reasonably anticipated future requirements for funds to acquire capital assets and land, to construct homes, to fund its mortgage banking operations and to meet other anticipated needs of its business, both on a short and long-term basis. However, the Company may be required to obtain additional external financing to repay its indebtedness as it becomes due.

IMPACT OF THE YEAR 2000 ISSUE

     The "year 2000 issue" refers to complications that may be caused by existing computer hardware and software that were designed without consideration for the upcoming change in the century. If not corrected, such programs may cause computer systems to fail or to miscalculate data. To prevent any complications related to the year 2000 issue, the Company has undertaken a project to modify or replace portions of its existing hardware and software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Management currently anticipates that the project will be completed by the end of fiscal 1998, and that the year 2000 issue will not have a materially adverse effect upon the Company's financial position or results of operations.

OUTLOOK

     The Company's residential backlog as of February 28, 1998 consisted of 5,301 units, representing aggregate future revenues of approximately $799.1 million, up 52.1% and 50.8%, respectively, from 3,486 units, representing aggregate future revenues of approximately $529.8 million as of February 28, 1997. The backlog units and value at February 28, 1998 were the highest of any quarter-end backlog in the

Company's history. Company-wide net orders for the first three months of 1998 totaled 3,716, up 34.9% compared to the 2,755 net orders in the first three months of 1997.

     The Company's domestic operations accounted for approximately $700.8 million of backlog value on 4,574 units at February 28, 1998, up from approximately $468.7 million on 3,199 units at February 28, 1997, reflecting higher backlogs from both California and Other U.S. operations. Backlog in California increased to approximately $337.4 million on 1,563 units at February 28, 1998 from $219.9 million on 1,017 units at February 28, 1997 as net orders increased 17.8% to 1,269 in the first quarter from 1,077 for the same quarter a year ago. The Company's Other U.S. operations also demonstrated year-over-year growth in backlog levels with approximately $363.3 million in backlog, based on 3,011 units at February 28, 1998, up from $248.8 million on 2,182 units at February 28, 1997, reflecting a 34.9% increase in Other U.S. net orders to 2,062 in the first quarter of 1998 from 1,528 in the year-earlier quarter. The year-over-year growth in total domestic backlog units and value resulted primarily from improved absorption rates and the Company's emphasis on pre-sales. Improved market conditions in California and the success of the Company's communities designed under its KB2000 operational business model also contributed to the increase in backlog levels in the United States. The average number of active communities in the Company's domestic operations for the first quarter of 1998 was up 5.4% from the same quarter a year ago, as a decrease of 16.9% in California was more than offset by an increase of 38.5% in Other U.S. operations.

     In France, the value of residential backlog at February 28, 1998 was approximately $89.3 million on 696 units, up from $56.8 million on 272 units a year earlier. The Company's net orders in France increased by 164.3% to 370 in the first quarter of 1998 from 140 net orders in the first quarter of 1997 primarily due to the acquisition of Paris-based SMCI in the third quarter of 1997. The value of backlog associated with the Company's French commercial development activities declined to approximately $4.1 million at February 28, 1998 from $10.6 million at February 28, 1997, reflecting a reduced level of activity.

     In Mexico, the value of residential backlog at February 28, 1998 was approximately $9.1 million on 31 units compared to $4.3 million on 15 units at February 28, 1997. Operations in Mexico generated 15 net orders in the first quarter of 1998, an increase from the 10 net orders generated in the same period a year ago. Mexico's economy has shown signs of recovering from the country's recent deep recession brought about by the devaluation of the peso. Consequently, the Company is considering additional investment opportunities in Mexico.

     Substantially all of the homes included in residential backlog at February 28, 1998 are expected to be delivered in 1998; however, cancellations could occur, particularly if market conditions deteriorate or mortgage interest rates increase, thereby decreasing backlog and related future revenues.

     The Company continues to benefit in all of its operations from the strength of its capital position, which has allowed it to finance expansion, re-engineer product lines and diversify into new homebuilding markets during the 1990's. Access to capital at competitive rates should enable the Company to continue to grow and expand in 1998. The Company's capital position has helped enable it to maintain overall profitability during troubled economic times in California and France, its two primary markets at the outset of the decade. As a result of its geographic diversification, the disciplines of the KB2000 business model and a strong capital position, the Company believes it has established strategies to help maximize future performance under both robust and difficult market conditions.

                              ACCOUNTING TREATMENT

     Under generally accepted accounting principles, alternatives exist with respect to the accounting treatment and presentation of the Capital Securities in the Company's consolidated financial statements. This Prospectus assumes the following treatment: The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Capital Securities shown on the Company's balance sheet under the caption "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company." The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Distributions on the Capital Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

     The Company may elect an alternative accounting treatment for the Capital Securities. Such treatment would involve the following: The financial statements of the Trust would be reflected in the Company's consolidated financial statements, with the Capital Securities shown as debt on the Company's balance sheet. The financial statement footnotes to the Company's consolidated financial statements would reflect that the sole asset of the Trust would be the Debentures. Distributions on the Capital Securities would be reflected as a charge to the Company's consolidated income, identified as Interest Expense, whether paid or accrued.

     The Purchase Contracts are forward transactions in the Common Stock. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to stockholders' equity, allocated between the Common Stock and paid-in capital accounts. The present value of the Contract Adjustment Payments, if any, will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments, if any, will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                        DESCRIPTION OF THE FELINE PRIDES

     The summaries of certain provisions of documents described below do not purport to be complete, and in each instance reference is hereby made to the copies of the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission and copies of which may be obtained as described under "Available Information". Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. As used under this caption, references to the Company mean Kaufman and Broad Home Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. The FELINE PRIDES offered
hereby initially will consist of (A)           units referred to as Income
PRIDES with a Stated Amount per Income PRIDES equal to $10 and (B)
units referred to as Growth PRIDES with a Stated Amount per Growth PRIDES equal to $10. Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts -- General," and (ii) the Company will pay Contract Adjustment Payments, if any, to the holder at the rate of
     % of the Stated Amount per annum, and (b) (i) a beneficial ownership interest in a related Capital Security, having a stated liquidation amount per Capital Security equal to the Stated Amount, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the stated liquidation amount of the Capital Securities or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) a 1/100, or 1%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such
Treasury Portfolio which matures on or prior to           , 2001 and (B) for
each scheduled interest payment date on the Debentures that occurs after the Tax
Event Redemption Date, a      % undivided beneficial ownership interest in a
$1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

     Each Growth PRIDES will consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and (ii) the Company will pay to the holder
Contract Adjustment Payments, if any, at the rate of      % of the Stated Amount
per annum, and (b) a 1/100 undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security.

     The purchase price of each FELINE PRIDES will be allocated between the related Purchase Contract and the related Capital Security or interest in a Treasury Security in proportion to their respective fair market values at the time of purchase. The Company expects that the entire purchase price of a FELINE PRIDES will be allocated to the related Capital Security or interest in a Treasury Security and that no amount will be allocated to the related Purchase Contract. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS). See "Certain Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CREATING GROWTH PRIDES

     Each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Capital Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Capital Securities, thereby creating Growth PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 100 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 4,000,000 Income PRIDES (but obtaining the release of the Treasury Portfolio rather than the Capital Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. To create 100 Growth PRIDES, (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 100 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that such Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 100 Capital Securities relating to such 100 Income PRIDES. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date on which Contract Adjustment Payments have been paid through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments, if any, that have accrued over the same time period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 100 Capital Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 100 Income PRIDES, (ii) transfer the 100 related Capital Securities to such holder and (iii) deliver 100 Growth PRIDES to the holder. The Treasury Security will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. The related Capital Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on such Growth PRIDES on each Payment
Date from the later of           , 1998 (the "Original Issue Date") and the last
Payment Date on which Contract Adjustment Payments, if any, were paid. In addition, OID will accrue on the related Treasury Securities.

CREATING INCOME PRIDES

     Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Capital Securities in an aggregate stated liquidation amount equal to the aggregate principal amount at stated maturity of such Treasury Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 100 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 4,000,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. To create 100 Income PRIDES (unless a Tax Event Redemption has occurred), the Growth PRIDES holder will (a) deposit with the Collateral Agent 100 Capital Securities and (b) transfer 100 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that such Growth PRIDES holder has deposited 100 Capital Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Security relating to such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 100 Growth PRIDES, (ii) transfer the related Treasury Security to such holder of Growth PRIDES and (iii) deliver 100 Income PRIDES to such holder of Growth PRIDES. The substituted Capital Securities will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contracts.
Cumulative cash distributions, payable quarterly at a rate of      % of the
Stated Amount per annum (subject to the Company's deferral rights) on such Income PRIDES, will be payable on such Income PRIDES by the Company on each Payment Date from the later of the Original Issue Date and the last Payment Date on which such cumulative cash distributions, if any, were paid.

     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."

CURRENT PAYMENTS

     Holders of Income PRIDES are entitled to receive aggregate cash distributions at a rate of % of the Stated Amount per annum from and after the Original Issue Date payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Capital Securities or the Treasury Portfolio, as applicable, payable at
the rate of      % of the Stated Amount per annum and (ii) Contract Adjustment
Payments, if any, payable by the Company at the rate of      % of the Stated
Amount per annum, subject (in the case of both the distributions on the Capital Securities and the Contract Adjustment Payments, if any) to the Company's right of deferral as described herein.

     Each holder of Growth PRIDES will be entitled to receive quarterly Contract
Adjustment Payments, if any, payable by the Company at the rate of      % of the
Stated Amount per annum, subject to the Company's rights of deferral as described herein. In addition, OID will accrue on the related Treasury Securities.

     The ability of the Trust to make the quarterly distributions on the Capital Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, the corresponding quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Capital Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly at the rate of
     % per annum through and including           , 2001, and at the Reset Rate
thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the
rate of    % per annum (such rate to be equal to the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) until paid. See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Capital Securities -- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

     The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company. The Company's obligations with respect to the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's Senior Indebtedness.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of Capital Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of the Capital Securities -- Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES

     Application will be made to list the Income PRIDES and the Growth PRIDES on the NYSE, subject to official notice of issuance. If Capital Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE. See "Underwriting."

NYSE SYMBOL OF COMMON STOCK

     The Common Stock is listed on the NYSE under the symbol "KBH."

MISCELLANEOUS

     The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

     The summaries of certain provisions of documents described below do not purport to be complete, and in each instance reference is hereby made to the copies of the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission and copies of which may be obtained as described under "Available Information". Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. As used under this caption, references to the Company mean Kaufman and Broad Home Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

GENERAL

     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is
equal to or greater than the Threshold Appreciation Price of $          , which
is approximately      % above the Reference Price, the Settlement Rate will be
               (which will be equal to the Stated Amount divided by the Threshold Appreciation Price); accordingly, if, between the date of this Prospectus and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of this Prospectus and the period during which the

Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which is equal
to the Stated Amount divided by the Reference Price) will be           ;
accordingly, if the market price for the Common Stock decreases between the date of this Prospectus and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", (iii) has had the Capital Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "-- Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder.

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company for all United States federal tax purposes.

REMARKETING

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement between the Remarketing Agent, the Purchase Contract Agent, the Company and the Trust, unless a Tax Event Redemption has occurred, the Capital Securities of Income PRIDES holders who have failed to notify the Purchase Contract Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "-- Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Capital Securities on such date at a price of approximately 100.75% of the aggregate stated liquidation amount of such Capital Securities, plus any accrued and unpaid distributions (including deferred distributions, if any), thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Capital Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 50 basis points (.50%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Capital Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Capital Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Capital Securities (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Capital Securities plus any accrued and unpaid distributions (including deferred distributions, if any), and thus resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured creditor, any accrued and unpaid distributions (including deferred distributions, if any) on such Capital Securities will be paid in cash by the Company to the holders of record of such Capital Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Capital Securities, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a Capital Security holder wishes to exercise its right to put its Capital Security to the Company as described herein. If required, the Company will endeavor to ensure that a registration statement with regard to the full amount of the Capital Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

EARLY SETTLEMENT

     A holder of Income PRIDES may settle the related Purchase Contracts at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled, but only in integral multiples of 100 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 4,000,000 Income PRIDES (and the related appropriate Applicable Ownership Interest of the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

     Upon Early Settlement of the Purchase Contracts related to any Income
PRIDES or Growth PRIDES, (a) the holder will receive           newly issued
shares of Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $10 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, accompanied by this Prospectus, as amended or stickered, (b) the Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments, if any, will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments, if any.

     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.

     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH

     A holder of an Income PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the Income PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date (if a

Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (if a Tax Event has not occurred). If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash to the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the Company will exercise its right as a secured party to dispose of, in accordance with applicable law, the related Capital Security to satisfy in full, from the disposition of such Capital Security such holder's obligation to purchase Common Stock under the related Purchase Contracts.

CONTRACT ADJUSTMENT PAYMENTS

     Contract Adjustment Payments, if any, will be fixed at a rate per annum of % of the Stated Amount per Purchase Contract in the case of Income PRIDES,
and at a rate per annum of      % of the Stated Amount per Purchase Contract in
the case of Growth PRIDES. Contract Adjustment Payments, if any, that are not paid when due (after giving effect to any permitted deferral thereof) will bear
interest thereon at the rate per annum of      % thereof (such rate to be equal
to the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments), compounded quarterly, until paid. Contract Adjustment Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments, if any, will accrue from the Original Issue Date and will be payable quarterly in arrears on February 16, May
16, August 16 and November 16 of each year, commencing           16, 1998.
Contract Adjustment Payments will be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the rate of distribution on the Capital Securities or the yield on the Treasury Securities, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the price to public specified on the cover page of this Prospectus. Accordingly, the final Prospectus will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company.

     Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent, who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates; provided that, if any Capital Securities or Debentures are then outstanding, such record date must be the same as the record date for the corresponding payment on such Capital Securities and Debentures. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

     The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

     The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments
at the rate of      % per annum (such rate to be equal to the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

     No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the holder will be entitled to receive an amount in cash equal to such fraction of a share times the Applicable Market Value.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options (other than any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or a subsidiary thereof for Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of Common Stock multiplied by the number of shares of Common Stock the outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of the Company's current or accumulated earnings and profits of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences -- Purchase Contracts -- Adjustment to Settlement Rate."

     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, if any, and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     Pledged Securities will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Creating Growth PRIDES" and "-- Creating Income PRIDES") or
(iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Capital Securities (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

     Except as described in "-- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments, if any, received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of such distribution.

BOOK ENTRY-SYSTEM

     The Depository Trust Company (the "Depositary", which term includes its successors in such capacity) will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the Global Security Certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any KBHC Trustee will have any responsibility for the performance by the Depositary or its Direct Participants or Indirect Participants under the rules and procedures governing the Depositary. In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security Certificates and no successor depositary shall have been appointed within 90 days after notice thereof to the Company, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (iii) the Company, in its sole discretion, determines that such Global Security Certificates shall be so exchangeable or (iv) there shall have occurred and be continuing an Indenture Event of Default, certificates for the FELINE PRIDES will be printed and delivered in exchange for beneficial interests in the Global Security Certificates. Any global Capital Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for FELINE PRIDES Certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security Certificates.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Capital Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

                          DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue (i) 100,000,000 shares of Common Stock, of which 39,315,541 shares were outstanding as of April 27, 1998, (ii) 25,000,000 shares of Special Common Stock, none of which is outstanding and
(iii) 10,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), none of which is outstanding. At April 27, 1998, there were 1,774 holders of record of the Common Stock. The following summaries of certain provisions of the Company's Certificate of Incorporation and Shareholder Rights Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Company's Certificate of Incorporation and Shareholder Rights Plan, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND SPECIAL COMMON STOCK

     The holders of Common Stock and Special Common Stock generally have identical rights except that holders of Common Stock are entitled to one vote per share while holders of Special Common Stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders. Holders of shares of Common Stock and Special Common Stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of Common Stock and Special Common Stock, voting together as a single class, subject to any voting rights of holders of outstanding Preferred Stock, if any, and amendments to the Company's Certificate of Incorporation must be approved by a majority of the combined voting power of all shares of Common Stock and Special Common Stock, voting together as a single class. However, amendments to the Company's Certificate of Incorporation (i) that adversely affect the rights of the Common Stock or Special Common Stock also must be approved by a majority of the shares of such class voting as a separate class,
(ii) that modify the classified board provisions contained in the Certificate of Incorporation must be approved by an 80% supermajority of the combined voting power of all shares of outstanding capital stock (including Common Stock and any outstanding Special Common Stock and voting Preferred Stock) and (iii) that modify the "fair price" provisions contained in the Company's Certificate of Incorporation must likewise by approved by an 80% supermajority of the combined voting power of all shares of outstanding voting stock excluding voting stock held by a Related Person (see -- "Additional Provisions of the Company's Certificate of Incorporation") and its Affiliates and Associates (as defined in the Certificate of Incorporation).

     PREEMPTIVE RIGHTS; REDEMPTION; NONASSESSABLE. The holders of Common Stock and Special Common Stock have no preemptive or other subscription or conversion rights and there are no redemption provisions with respect to such shares. All the outstanding shares of Common Stock are fully paid and nonassessable, the

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

shares of Common Stock issuable upon settlement of the Purchase Contract will be fully paid and non-assessable, and the shares of Special Common Stock, if issued, will be fully paid and nonassessable.

     DIVIDENDS. Subject to the prior dividend rights of holders of outstanding Preferred Stock, if any, the holders of Common Stock and Special Common Stock are entitled to receive such dividends and distributions, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore, and shall share equally in all such dividends and distributions on a per share basis. In the case of dividends or other distributions payable in capital stock other than Preferred Stock (including stock splits), only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Special Common Stock shall be paid or distributed with respect to Special Common Stock, in each case in an amount per share equal to the amount per share distributed with respect to the Common Stock or the Special Common Stock, as the case may be. In the case of any combination or reclassification of Common Stock or Special Common Stock, the shares of each such class shall be combined or reclassified in such manner so as to retain the proportionate interest of each such class after giving effect to such combination or reclassification.

     DISTRIBUTIONS ON LIQUIDATION. The holders of Common Stock and Special Common Stock are entitled to share pro rata in any distribution upon the liquidation, dissolution or winding up of the Company, after giving effect to any liquidation preference of any Preferred Stock and after payment or provision for the payment of all debts and other liabilities of the Company.

     REORGANIZATION, CONSOLIDATION OR MERGER. In the event of a reorganization, consolidation or merger of the Company, each holder of a share of Common Stock shall be entitled to receive the same kind and amount of property receivable by a holder of a share of Special Common Stock and each holder of a share of Special Common Stock shall be entitled to receive the same kind and amount of property receivable by a holder of Common Stock.

PREFERRED STOCK

     The Company is authorized to issue Preferred Stock in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration to be received therefor, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval. The future issuance of Preferred Stock with voting rights could make an acquisition of control of the Company more difficult and could adversely affect the rights of holders of Common Stock. Preferred stockholders typically would be entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made to holders of the Common Stock. If voting rights are granted to the holders of Preferred Stock, the voting power of the Common Stock will be diluted and under some circumstances control of the Company would shift from the holders of the Common Stock to the holders of Preferred Stock. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to the Certificate of Incorporation) may require approval by the separate vote of the holders of the Preferred Stock.

SHAREHOLDER RIGHTS PLAN

     On January 11, 1989, the Board of Directors declared a dividend of one Preferred Stock share purchase right (a "Right") for each share of Common Stock outstanding on March 7, 1989. Each Right entitles the registered holder, subject to the occurrence of certain events, to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Participating Cumulative Preferred Stock of the Company (the "Rights Preferred Stock"), at a purchase price of $30.00 per Unit subject to adjustment. The terms of the Rights are set forth in a rights agreement (the "Shareholder Rights Plan") between the Company and ChaseMellon Shareholder Services, L.L.C. (assignee of the Bank of America National Trust and Savings Association, successor-by-merger to Security Pacific National Bank), as Rights Agent.

     Until the Rights Distribution Date (as defined below) or the earlier redemption, expiration or termination of the Rights, (i) the Rights are evidenced by the Common Stock certificates and are transferred with, and only with, such certificates which contain a notation incorporating the Shareholder Rights Plan by reference and (ii) the surrender for transfer of any certificates for Common Stock constitutes a transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and will be distributed on the date (the "Rights Distribution Date") which occurs upon the earlier of (a) ten days following the date (the "Stock Acquisition Date") of a public announcement that a person has become an Acquiring Person (as defined below) or (b) ten business days following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person. Under the Shareholder Rights Plan, an "Acquiring Person" means any person who or which, together with all Affiliates and Associates (as defined in the Shareholder Rights Plan) of such person, beneficially owns 20% or more of the aggregate voting power of the outstanding Common Stock, but does not include (x) the Company or any of its subsidiaries or any of their respective employee benefit plans or (y) a specifically designated individual formerly affiliated with the Company or certain of his Affiliates or Associates.

     The Rights are not exerciseable until the Rights Distribution Date and will expire at the close of business on March 7, 1999, unless earlier redeemed by the Company as described below or amended or extended, or if a subsequent rights plan is adopted.

     As soon as practicable after the Rights Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) in connection with the exercise of employee stock options or under any employee benefit plan or arrangement, (ii) in connection with the exercise, conversion or exchange of securities issued by the Company after the date of the Shareholder Rights Plan and (iii) as otherwise determined by the Board of Directors, only Common Stock issued prior to the Rights Distribution Date will be issued with Rights. Notwithstanding the foregoing, no such Rights shall be issued (i) if, and to the extent that, the Company shall be advised by counsel that, such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights would be issued, (ii) if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (iii) after the earlier of the redemption and expiration of the Rights.

     If at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the current purchase price of the Right.

     If (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, proper provision will be made so that each holder of a Right originally issued to a holder of Common Stock, other than Rights that are, or (under certain circumstances specified in the Shareholder Rights Plan) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (the "Exercise Number") having a market value equal to two times the exercise price of the Right. The events described in this and the immediately preceding paragraph are referred to as the "Triggering Events."

     The purchase price payable for a Unit and the number of Units issuable upon exercise of the Rights is subject to adjustment from time to time in certain cases. In addition, the number of Rights associated with each share of Common Stock is subject to adjustment from time to time in the event of a stock dividend on, or a subdivision or combination of, Common Stock.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least one percent of the purchase price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date on which such fractional shares would have been otherwise issuable.

     The Board of Directors may redeem the Rights in whole, but not in part, at the redemption price of $.01 per Right at any time prior to the expiration of a ten day period following the Stock Acquisition Date. The foregoing redemption period can be extended by a majority of Continuing Directors (as defined in the

Shareholder Rights Plan) at any time prior to the date on which the Rights would otherwise become nonredeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate, no further Rights will be issued and the only right of the holders of Rights will be to receive the redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Prior to the Rights Distribution Date, the Company may, subject to certain exceptions, amend any provision of the Shareholder Rights Plan without the approval of any holders of Common Stock.

ADDITIONAL PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation contains "fair price" provisions which are intended to protect the Company's stockholders from certain possible pricing abuses in connection with, among other things, unsolicited attempts to gain control of the Company. These provisions require the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company held by persons other than a Related Person in order to permit certain mergers and other major corporate transactions involving the Company and a Related Person, unless the merger or other transaction is approved by at least two-thirds of the Continuing Directors (as defined in the Certificate of Incorporation) or certain "fair price" criteria are met. A "Related Person" is defined as any individual, corporation, partnership or entity that, together with its Affiliates and Associates (as defined in the Certificate of Incorporation), beneficially owns in the aggregate 20% or more of the Company's outstanding voting stock, except or (i) any person or entity whose acquisition of such voting stock was approved in advance by at least two-thirds of the Continuing Directors, (ii) any fiduciary in respect of any employee benefit plan of the Company or its subsidiaries or (iii) a specifically designated corporation formerly affiliated with the Company or any of its Affiliates or Associates. The "fair price" provisions are deemed to have been satisfied if, in general, the cash or other consideration received per share by holders of each class or series of the Company's outstanding voting stock in the merger or other transaction is not less than the highest price paid at any time by the Related Person in acquiring stock of such class or series, as determined by two-thirds of the Continuing Directors. The term "Continuing Director" means a director of the Company who was a member of the Board of Directors prior to the time that a Related Person involved in a merger or other major corporate transaction became a Related Person.

     The Company has also adopted certain defensive measures that include classifying the Board of Directors into three classes of directors, requiring a supermajority vote of the Company's stockholders to effect certain amendments to its Certificate of Incorporation and bylaws, restricting stockholders' ability to call special meetings of stockholders, implementing the Shareholder Rights Plan and amending the Certificate of Incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to the Company. In addition, the Certificate of Incorporation prohibits stockholder action by written consent.

     The foregoing defensive measures, together with the provisions of the Shareholder Rights Plan and the Certificate of Incorporation, in certain circumstances could require a potential acquiror of the Company to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of the stockholders than might otherwise be the case, and may have the effect of discouraging a proxy contest or making more difficult a merger involving the Company, or a tender offer, open-market purchase program or other purchase of the Company's shares, in circumstances that would give stockholders the opportunity to realize a premium over then-prevailing market prices for their shares.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     As a Delaware corporation, the Company is subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware. Section 203 generally provides that if a person or group acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") without prior board approval, such interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least
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

85% of the corporation's voting stock (excluding from the outstanding shares, shares held by officers, directors or pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by the board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by the board of directors.

TRANSFER AGENT

     The transfer agent and registrar for the Company's Common Stock is ChaseMellon Shareholder Services, L.L.C.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase
Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.

     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Capital Securities or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Capital Securities or Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holders will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.

NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless the Company is the continuing corporation or the successor entity is a corporation organized and existing under the laws of the United States of America or a state hereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement, the Pledge Agreement, the Indenture (including any supplemental indenture thereto) and the Remarketing Agreement and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase

Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date (or after Early Settlement) or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The First National Bank of Chicago maintains commercial banking relationships with the Company.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Bank of New York will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Bank of New York maintains commercial banking relationships with the Company.

MISCELLANEOUS

     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

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

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Capital Securities, a certain portion of which will initially form a component of the Income PRIDES, and a certain portion of which will initially trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Creation of Income PRIDES." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Capital Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Capital Securities and the Declaration does not purport to be complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus, such defined terms are incorporated herein by reference. As used under this caption, references to the Company mean Kaufman and Broad Home Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank on a parity, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Capital Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Capital Securities will be fixed initially at a rate
per annum of      % of the stated liquidation amount of $10 per Capital
Security. The distribution rate on the Capital Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate. See "-- Market Rate Reset." Distributions on the Capital Securities in arrears for more than one quarter will bear interest at the rate
of      % per annum through and including           , 2001 and at the Reset Rate
thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Capital Securities will be cumulative and will accrue from the Original Issue Date and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year,

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

commencing       , 1998, when, as and if funds are available for payment.
Distributions will be made by the Institutional Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Capital Securities (though such distributions would continue to accrue with interest thereon, to the extent permitted by law, compounded quarterly at
the rate of    % per annum through and including           , 2001, and at the
Reset Rate thereafter) during any such Extension Period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), and (b) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures and each Extension Period must end on a Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust at the close of business on the record date for the Payment Date on which such Extension Period ends.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee." Distributions on the Capital Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust at the close of business on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Capital Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to Capital Securities not in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates; provided that, unless the Purchase Contracts have been terminated, such record date must be the same as the record date for the Income PRIDES. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the

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

next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

     Because the Company is a holding company whose operations are conducted through its subsidiaries, the ability of the Company to pay the principal amount of and interest on the Debentures, and therefore the ability of the Trust to pay distributions on the Capital Securities, will depend upon the ability of such subsidiaries to provide funds to the Company. The ability of subsidiaries to provide funds to the Company may be subject to contractual and other limitations, is contingent upon the results of operations and financial conditions of such subsidiaries, and is subject to various other business considerations. See "Risk Factors -- Holding Company Structure."

MARKET RATE RESET

     The applicable quarterly distribution rate on the Capital Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Capital Securities should bear in order for a Capital Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.75% of the Stated Amount; provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 300 basis points (3%). Such market value may be less than 100.75%, including where the Reset Spread is limited to the maximum of 3%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Capital Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

     On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Capital Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the

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

related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REMARKETING

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Day immediately preceding the Purchase Contract Settlement Date, holders of separate Capital Securities which are not components of Income PRIDES may elect to have their Capital Securities remarketed in the same manner as Capital Securities which are components of Income PRIDES by delivering their Capital Securities along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Capital Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Capital Securities electing to have their Capital Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REDEMPTION

     The Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures -- Tax Event Redemption". If the Company redeems the Debentures upon the occurrence and continuation of a Tax Event, the proceeds from such redemption shall simultaneously be applied on a pro rata basis to redeem Trust Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Security, equal to the Redemption Amount plus accrued and unpaid distributions thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Trust Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders' to purchase Common Stock under the related Purchase Contracts

MANDATORY REDEMPTION

     In addition, upon any repayment (other than upon optional redemption) of any Debentures held by the Trust, whether at stated maturity or otherwise, the proceeds from such repayment shall simultaneously be applied by the Institutional Trustee, upon not less than 30 nor more than 60 days notice to holders of Trust Securities, to redeem, on a pro rata basis, Capital Securities and Common Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Security, equal to the stated liquidation amount thereof plus accrued and unpaid distributions thereon to the date of such redemption. In the event of such a mandatory redemption of any Trust Security, the "Redemption Price" thereof shall mean the stated liquidation amount thereof plus accumulated and unpaid distributions to the date of redemption.

PUT OPTION UPON A FAILED REMARKETING

     If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such holders of Debentures), holding such Trust Securities (or Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent, who will put such Debentures to the Company on behalf of such holders (or in the case of Debentures held directly, the holders of such Debentures shall
have the right to put such Debentures directly to the Company) on           ,
2001, upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.

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

REDEMPTION PROCEDURES

     Redemptions of the Trust Securities shall be made only to the extent that the Trust has funds on hand available for such payment. See also
"-- Subordination of Common Securities".

     If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of Trust Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price. Notwithstanding the foregoing, distributions on Trust Securities which are due and payable on a Payment Date falling on or prior to the relevant redemption date shall be payable to the holders of such Trust Securities registered as such at the close of business on the relevant record dates. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. The proceeds from the redemption or other repayment of the Debentures shall be allocated to the pro rata redemption of Trust Securities, except as described below under "-- Subordination of Common Securities". The Redemption Price for Capital Securities to be redeemed on any redemption date shall be the same as the Redemption Price for Common Securities to be redeemed on such date.

     In the event that payment of the Redemption Price in respect of Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, distributions on such Trust Securities will continue to accumulate at the applicable rate from the date fixed for such redemption to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable redemption date to each holder of Capital Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the Redemption Price of, the Capital Securities and Common Securities shall be made pro rata based on the liquidation amount of the Capital Securities and Common Securities; provided, however, that if on any Payment Date or Redemption Date, a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the Trust's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Declaration Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until the effect of all such Declaration Events of Default have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Institutional Trustee to act on their behalf.

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

DISTRIBUTION OF THE DEBENTURES

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Capital Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Capital Securities in the Trust would be substituted for the Capital Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     There can be no assurance as to the market prices for either the Capital Securities or the Debentures that may be distributed in exchange for the Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Capital Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Capital Securities forming a part of the Income PRIDES offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), then the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities on a pro rata basis in exchange for such Capital Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall dissolve (i) on           ,
2005, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust, (v) upon the distribution of Debentures, (vi) upon the occurrence and continuation of a Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Capital Securities is waived by holders of Capital Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Capital Securities has made a written request, such holder of record of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Capital Securities may institute a Direct Action for enforcement of such payment to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

CO-TRUSTEES AND SEPARATE INSTITUTIONAL TRUSTEE

     Unless a Declaration Event of Default shall have occurred and be continuing at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the Company, as the holder of the Common Securities, and the Regular Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In the event that an Indenture Event of Default has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.

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

VOTING RIGHTS

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Capital Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Capital Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Capital Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Capital Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to cancel Capital Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Capital Securities will have no rights to appoint or remove the KBHC Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities. In addition, the Declaration may be amended without the consent of the holders of the Trust Securities to, among other things, cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity or person, except as described below or as described in "-- Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either
(x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Capital Securities are listed or quoted on any securities exchange or other organization, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depositary will act as securities depositary for any Capital Securities that are held separately from the Income PRIDES. In such event, the Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers through the DTC with respect to the Capital Securities. In that event, certificates of the Capital Securities will be printed and delivered to the holders. In addition, Capital Securities which are components of Income PRIDES will be issued in definitive form, registered in the name of The First National Bank of Chicago, as Purchase Contract Agent.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

     Purchases of Capital Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on the Depositary's records. The ownership interest of each actual purchaser of each Capital Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with the Depositary will initially be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Capital Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Capital Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and the Capital Securities. No Beneficial Owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Declaration.

     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Capital Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Capital Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a Capital Security.

     Payments on the Capital Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participants and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Capital Securities.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any KBHC Trustee will have any responsibility for the performance by the Depositary or its Direct Participants or Indirect Participants under the rules and procedures governing the Depositary. In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global Capital Securities and no successor depositary shall have been appointed within 90 days after notice thereof to the Company, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (iii) the Company, in its sole discretion, determines that such global Capital Securities shall be so exchangeable or (iv) there shall have occurred and be continuing a Declaration Event of Default, certificates for the Capital Securities will be printed and delivered in exchange for beneficial interests in the global Capital Securities. Any global Capital Securities that are exchangeable pursuant to the preceding sentence shall be exchangeable for Capital Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global Capital Securities.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     Payments in respect of the Capital Securities represented by the global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the KBHC Trustees. In the event that The First National Bank of Chicago shall no longer be the paying agent, the Regular Trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company).

     The First National Bank of Chicago will act as registrar, transfer agent and paying agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing and or waiver of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default.

     If no Declaration Event of Default has occurred and is continuing and the Institutional Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one in which holders of Capital Securities are entitled under the Declaration to vote, then the Institutional Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     The Institutional Trustee maintains commercial banking relationships with the Company.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary does not purport to be complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. As used under this caption, references to the Company mean Kaufman and Broad Home Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Securities issued by the Trust, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee on a senior unsecured basis with respect to the Trust Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

     The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by the Company of payments due on the Trust Securities.

     The Guarantee is for the benefit of all the holders of the Trust Securities (including the holders of the Common Securities), provided, however, that upon an Indenture Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Trust Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), and (b) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Securities then outstanding.

TERMINATION

     The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities, (b) upon full payment of the redemption price of all the Trust Securities in the event that all of the Debentures are repurchased by the Company upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a required guarantee payment, a holder of Trust Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

     Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete, and reference is hereby made to the copy of the form of the Indenture to be entered into between the Company and The First National Bank of Chicago, as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement relating to this Prospectus, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. As used under this caption, references to the Company mean Kaufman and Broad Home Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

     Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities -- Distribution of the Debentures."

GENERAL

     The Debentures will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. The Debentures will be limited in aggregate
principal amount to $          million (or up to $          million if the
Underwriters' over-allotment option is exercised in full).

     The Indenture provides that debt securities may be issued thereunder from time to time in one or more series. The Debenture will constitute a series of debt securities under the Indenture. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or otherwise.

     The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and expenses and taxes of the Trust, if
any, on           , 2003.

     The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $10 and integral multiples thereof, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection therewith, at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee. The Company will appoint the Debt Trustee as the initial paying agent, transfer agent and registrar for the Debentures. The Company may at any time designate additional transfer agents and paying agents with respect to the Debentures, and may remove any transfer agent, paying agent or registrar for the Debentures; provided, that the Company will at all times be required to maintain a paying agent and transfer agent for the Debentures in the Borough of Manhattan, The City of New York.

     Any monies deposited with the Debt Trustee or any paying agent, or held by the Company in trust, for the payment of principal of or interest on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company or released from such trust, as applicable, and the holder of such Debenture shall thereafter look, as a general unsecured creditor, only to the Company for the payment thereof.

     The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

     Each Debenture shall bear interest initially at the rate of      % per
annum from the Original Issue Date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an "Interest Payment
Date"), commencing           , 1998, to the person in whose name such Debenture
is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Capital Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest Payment Date; provided that, unless the Purchase Contracts have been terminated, such record date must be the same as the record date for the Contract Adjustment Payment. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, the payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

TAX EVENT REDEMPTION

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust, if any, to the date of redemption (the "Tax Event Redemption Date"); provided that installments of interest on Debentures which are due and payable on or prior to a redemption date shall be payable to the holders of such Debentures registered as such at the close of business on the relevant record dates. If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided, that if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

     "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
(b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the Original Issue Date, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the Original Issue Date, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (ii) the income of the Trust would be subject to United States federal income tax or the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which
mature on or prior to           , 2001 in an aggregate amount equal to the
Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which
mature on or prior to           , 2003 in an aggregate amount equal to the
Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

     "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities outstanding on such Tax Event Redemption Date.

     "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount. All references herein to the "principal" of the Debentures shall be deemed to include a reference to "and premium, if any," unless otherwise expressly stated or the context otherwise requires.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

     "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures. In the event any Debentures are called for redemption, neither the Company nor the Debt Trustee will be required to register the transfer of or exchange the Debentures to be redeemed.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined) together with interest thereon compounded quarterly at the
rate of      % per annum through and including           , 2001, and at the
Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), and
(b) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures or end on other than a Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Capital Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

EXPENSES AND TAXES OF THE TRUST

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the KBHC Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The

Company also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

     The following are Events of Default under the Indenture with respect to the
Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.

     The Indenture provides that the Debt Trustee shall, within 90 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.

     If an Indenture Event of Default occurs and is continuing (other than an Indenture Event of Default described in clause (4) of the second preceding paragraph), the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, such amounts shall become immediately due and payable. If an Indenture Event of Default of the nature specified in clause (4) of the second preceding paragraph occurs and is continuing, the principal of and interest on the Debentures shall ipso facto become immediately due and payable without any declaration or other act on the part of the Debt Trustee or any holder of Debentures. After any acceleration of the Debentures, the holders of a majority in aggregate principal amount of the outstanding Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than non-payment of the accelerated principal and interest, have been cured or waived as provided in the Indenture.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Capital Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Capital Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

     The holders of not less than a majority in aggregate principal amount of the outstanding Debentures may, on behalf of the holders of all the Debentures, waive any past defaults except (a) a default in payment of the principal of or interest on any Debenture and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Debenture affected.

     A default under any other indebtedness of the Company or the Trust would not constitute an Indenture Event of Default.

     Subject to the provisions of the Indenture relating to the duties of the Debt Trustee in case an Indenture Event of Default shall occur and be continuing, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Debentures, unless such holders shall have offered to the Debt Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debt Trustee, the holders of a majority in aggregate principal amount of the Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.

     No holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such holder shall have previously given to the Debt Trustee written notice of a continuing Indenture Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the Debentures then outstanding shall have made written request to the Debt Trustee to institute proceedings, (iii) such holder has offered reasonable indemnity to the Debt Trustee, (iv) the Debt Trustee shall have failed to institute such proceeding within 60 days of such notice and offer of indemnity, and (v) the Debt Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Debenture for enforcement of payment of the principal interest on such Debenture on or after the respective due dates expressed in such Debenture.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person or entity unless (i) either the Company is the continuing corporation, or any successor, lessee, or purchaser is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor, lessee or purchaser expressly assumes the Company's obligations under the Indenture and the Debentures pursuant to a supplemental indenture; and (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing.

SATISFACTION AND DISCHARGE; DEFEASANCE

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or (iii) are to be called redemption within one year under arrangements satisfactory to the Debt Trustee, and the Company deposits or causes to be deposited with the Debt Trustee, as trust funds in trust for this purpose, an amount in cash sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debt Trustee for cancellation, for principal and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the Indenture will, subject to certain exceptions, cease to be of further effect and the Company will be deemed to have satisfied and discharged the Indenture.

     The Indenture also provides that the Company may, at its option, defease the Debentures, whereupon the Company will be discharged (subject to certain exceptions) from its obligations with respect to the Debentures on the date the applicable conditions for defeasance set forth in the Indenture are satisfied. In order to effect defeasance, the Company will be required to, among other things, irrevocably deposit with the Debt Trustee (or another qualifying trustee) cash in an amount, or U.S. Government Obligations (as defined in the Indenture) which through the scheduled payment of principal and interest will provide money in an amount, or a combination thereof, in each case sufficient to pay the principal of and interest on the Debentures as and when the same shall become due and payable.

MODIFICATION OF INDENTURE

     From time to time, the Indenture may be modified by the Company and the Debt Trustee without the consent of any holders of the Debentures with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture, (ii) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act and (iii) to make any change that does not materially adversely affect the interests of any holder of Debentures. In addition, any provision of the Indenture and the rights of holders of the Debentures may be amended or modified by the Company and the Debt Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debentures; provided that no such amendment or modification shall, without the consent of each holder of Debentures affected thereby, among other things, extend the maturity of Debentures, reduce the interest rate or extend the time for payment of interest (except pursuant to the interest deferral provisions described herein) on the Debentures, reduce the principal of or premium, if any, on any Debentures, change the redemption provisions in a manner adverse to any holder of Debentures, or reduce the percentage of holders required for any such amendment or modification.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the

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

description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     Although the Depositary has agreed to act as Depositary for the Debentures in order to facilitate transfers of interests therein among Participants, the Depositary is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust, the Debt Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for the Global Securities and no successor depositary shall have been appointed within 90 days after such notification, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Trust or the Company becoming aware of the Depositary's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that such Global Securities shall be so exchangeable or
(iv) there shall have occurred and be continuing an Indenture Event of Default, certificates for the Debentures will be printed and delivered in exchange for beneficial interest in the Global Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Debt Trustee maintains commercial banking relationships with the Company.

GOVERNING LAW

     The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the KBHC Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities

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

                        EFFECT OF OBLIGATIONS UNDER THE
                          DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the KBHC Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make under the Debentures with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, premium, if any, or principal on the Debentures on the date such interest, premium, if any, or principal is otherwise payable, then a holder of Capital Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Capital Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Capital Securities. See "Description of the Guarantee.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES, Capital Securities and Common Stock. Unless otherwise stated, this summary deals only with FELINE PRIDES, Capital Securities and Common Stock held as capital assets (generally, assets held for investment) by U.S. Holders who purchase FELINE PRIDES or the Capital Securities upon original issuance. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, insurance companies, broker dealers, tax-exempt organizations, or foreign taxpayers. In addition this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the FELINE PRIDES or Capital Securities, including the application and effect of United States, federal, state, local, foreign and other tax laws.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein.

     For purposes of this summary, the term "U.S. Holder" means (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

FELINE PRIDES

     ALLOCATION OF PURCHASE PRICE. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components -- in the case of an Income PRIDES, the Capital Security and the Purchase Contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the interest in a Treasury Security and the Purchase Contract constituting such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Capital Security or interest in the Treasury Security, as the case may be, and the Purchase Contract. The Company will report the fair market value of each Capital Security and each interest in a Treasury Security so that the entire purchase price of a FELINE PRIDES will be allocable to the Capital Security or interest in the Treasury Security, as the case may be, and no amount will be allocable to the Purchase Contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. Holder.

     OWNERSHIP OF CAPITAL SECURITIES OR TREASURY SECURITIES. A U.S. Holder will be treated as owning the Capital Securities or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Capital Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. Based upon such agreement, the Company intends to take the position, and the remainder of this summary assumes, that U.S. Holders of FELINE PRIDES will be treated as the owners of the Capital Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state

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

and local income and franchise tax purposes. The United States federal income tax consequences of owning the Capital Securities or Treasury Securities are discussed below (see "-- Capital Securities," "-- Treasury Securities" and "-- Tax Event Redemption of Capital Securities.").

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF FELINE PRIDES. Upon a sale, exchange or other taxable disposition (collectively, a "disposition") of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Capital Securities, Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and will generally have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Capital Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Capital Securities, Treasury Portfolio or Treasury Securities. Such gain or loss will generally be capital gain or loss, except to the extent that such U.S. holder is treated as receiving an amount with respect to accrued but unpaid interest on the Capital Securities or the Treasury Portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as receiving an amount with respect to accrued Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Capital Securities, Treasury Portfolio or Treasury Securities, as the case may be in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

     In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" below).

CAPITAL SECURITIES

     CLASSIFICATION OF THE TRUST. In connection with the issuance of the FELINE PRIDES, Skadden, Arps, Slate, Meagher & Flom LLP ("Tax Counsel"), will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Capital Securities will be treated as owning an undivided beneficial ownership interest in the Debentures and, as further discussed below, each U.S. Holder of Capital Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "-- Interest Income and Original Issue Discount."

     CLASSIFICATION OF THE DEBENTURES. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes. The Company, the Trust and, by acquiring Income PRIDES or Capital Securities, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States tax purposes.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under the applicable Treasury regulations, the Debentures will not be considered to have been issued with OID. Accordingly, except as set forth below, stated interest on the Debentures will generally be included in income by a U.S. Holder at the time such interest income is paid or accrued in accordance with such U.S. Holder's regular method of tax accounting. If, however, the Company exercises its right to defer payments of interest on the Debentures, U.S. Holders will be required to accrue the stated interest on the Debentures (as OID) on a daily economic accrual basis even though the Company will not pay such interest during the deferral period, and even though some U.S. Holders may use the cash method of tax accounting. Thereafter, the Debentures will be subject to tax as OID instruments for as long as they remain outstanding, which will require U.S. Holders to include accrued OID in gross income in advance of the receipt of cash attributable to such accrued OID. Under the OID economic accrual rules, a U.S. Holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Debentures, and actual cash payments of interest on the Debentures would not be reported separately as taxable income. Any amount of OID included in a U.S. Holder's gross income will increase such U.S. Holder's adjusted tax basis in its Capital Securities, and the amount of a distribution received by a U.S. Holder with respect to such Capital Securities will reduce the adjusted tax basis of such Capital Securities.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such Debentures, all U.S. Holders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Capital Securities.

     DISTRIBUTION OF DEBENTURES TO U.S. HOLDERS OF CAPITAL SECURITIES. A distribution by the Trust of the Debentures as described under the caption "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate adjusted tax basis in the Debentures received in the liquidation equal to the aggregate adjusted tax basis such U.S. Holder had in its Capital Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held such Capital Securities. In addition, a U.S. Holder would continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount."

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF CAPITAL SECURITIES. Gain or loss will be recognized by a U.S. Holder on a disposition of a Capital Security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Capital Security (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not previously included in gross income, which amount will be subject to tax as ordinary interest income) and the U.S. Holder's adjusted tax basis in such Capital Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Capital Security. Gain or loss realized by a U.S. Holder on a disposition of a Capital Security will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held such Capital Security for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

TREASURY SECURITIES

     ORIGINAL ISSUE DISCOUNT. A U.S. Holder of Growth PRIDES will be required to treat its ownership interest in the Treasury Securities comprising a Growth PRIDES as an interest in a bond that was originally issued on the date such Growth PRIDES is purchased and that has OID equal to the excess of the Stated

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

Amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the Purchase Contract Settlement Date, regardless of such U.S. Holder's method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's adjusted tax basis in its interest in the Treasury Securities.

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF TREASURY SECURITIES. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Capital Securities to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS

     CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT PAYMENTS; DELIVERY OF CASH. There is no direct authority addressing the treatment, under current law, of the Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, or the delivery of cash in respect of excess accrued Contract Adjustment Payments by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES and such treatment is, therefore, unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's regular method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES could affect a U.S. Holder's adjusted tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock under a Purchase Contract," "Sale, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and "-- Termination of Purchase Contract."

     ACQUISITION OF COMMON STOCK UNDER A PURCHASE CONTRACT. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract should generally equal the purchase price paid for such Common Stock plus such U.S. Holder's adjusted tax basis in the Purchase Contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "Contract Adjustment Payments and Deferred Contract Adjustment

Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day following the acquisition of such Common Stock.

     OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT. Any distribution on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

     Upon a disposition of Common Stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     EARLY SETTLEMENT OF PURCHASE CONTRACT. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Capital Securities, Treasury Securities or the Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same adjusted tax basis in such Capital Securities, Treasury Securities or the Treasury Portfolio as before such Early Settlement.

     TERMINATION OF PURCHASE CONTRACT. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's adjusted tax adjusted basis in the Purchase Contract or increase the amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax adjusted basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a deduction on the termination of the Purchase Contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Capital Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same adjusted tax basis in such Capital Securities, Treasury Securities or Treasury Portfolio as before such distribution.

     ADJUSTMENT TO SETTLEMENT RATE. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive dividend distribution from the Company if
(i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES

     A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Capital Securities will generally not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Capital Securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Capital Securities, and such U.S. Holder's adjusted tax bases in the Treasury Securities, the Capital Securities and the Purchase Contract will not be affected by such delivery and release.

SUBSTITUTION OF CAPITAL SECURITIES TO CREATE OR RECREATE INCOME PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Capital Securities to the Collateral Agent in substitution for Treasury Securities will generally not recognize gain or loss upon the delivery of such Capital Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Capital Securities, and such U.S. Holder's adjusted tax bases in the Treasury Securities, the Capital Securities and the Purchase Contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF CAPITAL SECURITIES

     A Tax Event Redemption will be a taxable event for U.S. Holders of Capital Securities which will be subject to tax in the manner described under "Capital Securities -- Sales, Exchange or Other Taxable Dispositions of Capital Securities."

     OWNERSHIP OF TREASURY PORTFOLIO. The Company, the Trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Event Redemption prior to the Purchase Contract Settlement Date. Based on such agreement, each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities and that has OID equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. A U.S. Holder will be required to include such OID in income on a daily economic basis over the life of the U.S. Treasury Securities. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes.

     A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. See "-- Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it accrues. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

     TAX BASIS OF THE TREASURY PORTFOLIO. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's adjusted tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury Portfolio.

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to ERISA, plans and individual retirement accounts that are subject to Section 4975 of the Code and entities whose assets are considered assets of such plans ("Plans") may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

     Under regulations issued by the U.S. Department of Labor (the "DOL"), a Plan that owns the Securities may be deemed to own a portion of the assets held in the Trust, including a portion of the Debentures held in the Trust. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Debentures by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

     Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under ERISA and the Code and is otherwise permissible under applicable law or (ii) qualified for to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters"), the Company and the Trust have agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Company and the Trust, the number of Income PRIDES, Growth PRIDES and Capital Securities set forth below opposite its name. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Capital Securities offered hereby if any of the Income PRIDES, Growth PRIDES or Capital Securities are purchased.

                                                             NUMBER OF    NUMBER OF    NUMBER OF
                                                              INCOME       GROWTH       CAPITAL
                      UNDERWRITERS                            PRIDES       PRIDES      SECURITIES
---------------------------------------------------------    ---------    ---------    ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated................................
                                                              -------      -------      -------
Donaldson, Lufkin & Jenrette Securities Corporation......
                                                              -------      -------      -------
             Total.......................................
                                                              =======      =======      =======

     The Underwriters have advised the Company and the Trust that they propose initially to offer the Income PRIDES, Growth PRIDES and Capital Securities to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess
of $          per Income PRIDES, $          per Growth PRIDES and $          per
Capital Security. The Underwriters may allow, and such dealers may reallow, a
discount not in excess of $          per Income PRIDES, $          per Growth
PRIDES and $          per Capital Security on sales to certain other dealers.
After the initial public offering, the public offering prices, concessions and discounts may be changed.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

     If the Underwriters create a short position in the Securities in connection with the Offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any Underwriters or selling group members who sold those Securities as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     The Company and the Trust have granted to the Underwriters options, exercisable for 30 days following the date of this Prospectus, to purchase up to
an additional      Income PRIDES,      Growth PRIDES and      Capital Securities
from the Company and the Trust at the Price to Public set forth on the cover page of this Prospectus less the underwriting discount; provided, however, that the Underwriters must purchase, proportionately, at least as many Capital Securities as Growth PRIDES and must purchase, proportionately, at least as many Growth PRIDES as Income PRIDES. The Underwriters may exercise these options only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Capital Securities offered hereby. If the Underwriters exercise their over-allotment options, each of the Underwriters has severally agreed, subject to certain conditions, to purchase approximately the same percentage of such Income PRIDES, Growth PRIDES and Capital Securities that the respective number of Income PRIDES, Growth PRIDES and Capital Securities set forth opposite its name in the foregoing table bears to the number of Income PRIDES, Growth PRIDES and Capital Securities offered hereby.

     The Company and the Trust have agreed that they will not, for a period of 90 days after the date of this Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock or any securities of the Company or any affiliate of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock or any such similar securities, other than (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries, (iii) any securities issued pursuant to a merger or acquisition and (iv) the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES.

     Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES and the Capital Securities. Application will be made to list the Income PRIDES and Growth PRIDES on the NYSE. If Capital Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Capital Securities or that the Income PRIDES, Growth PRIDES or Capital Securities will trade in the public market subsequent to the offering at or above the initial public offering price.

     The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus, as amended or stickered, may be used in connection with Early Settlement or cash settlement of the Purchase Contracts, or by the Remarketing Agent for remarketing the Capital Securities at such time as is necessary.

     In the ordinary course of their respective businesses, the Underwriters have performed, and may in the future perform, investment banking services for the Company.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended November 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Capital Securities, the Debentures and the Guarantee will be passed upon for the Company and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters regarding the Company will be passed upon for the Underwriters by Barton P. Pachino, Esq., Senior Vice President and General Counsel for the Company, and by Munger, Tolles & Olson LLP. Brown & Wood LLP, San Francisco, California, will act as counsel for the Underwriters.

                     INDEX OF CERTAIN TERMS FOR PROSPECTUS

                                                                PAGE
                                                                ----
Act.........................................................         6
1940 Act....................................................        76
Applicable Market Value.....................................        15
Applicable Ownership Interest...............................        51
Bankruptcy Code.............................................        16
Beneficial Owner............................................        80
Capital Securities..........................................         1
Change in 1940 Act Law......................................        76
Collateral Agent............................................        10
Commission..................................................         6
Common Securities...........................................         2
Common Stock................................................         2
Company.....................................................  1, 8, 31
Compound Interest...........................................        88
Contract Adjustment Payments................................         2
Custodial Agent.............................................        17
Debentures..................................................         2
Debt Trustee................................................        85
Declaration.................................................         9
Declaration Events of Default...............................        77
Deferred Contract Adjustment Payments.......................        12
Depositary..................................................        62
Direct Action...............................................        29
Direct Participants.........................................        63
disposition.................................................        95
Early Settlement............................................        15
Exchange Act................................................         6
Exchange Agent..............................................         4
Extension Periods...........................................    12, 17
Failed Remarketing..........................................         4
FELINE PRIDES...............................................         1
FELINE PRIDES Certificate...................................        56
Global Security.............................................        91
Global Security Certificates................................        62
Growth PRIDES...............................................         2
Guarantee...................................................         3
Guarantee Payments..........................................        83
Guarantee Trustee...........................................        33
Income PRIDES...............................................         2
Indenture...................................................        85
Indenture Event of Default..................................        77
Indirect Participants.......................................        63
Institutional Trustee.......................................        33
Interest Payment Date.......................................        86

                                                                PAGE
                                                                ----
KBHC Trustees...............................................         9
NYSE........................................................         1
OID.........................................................         2
Original Issue Date.........................................         3
Participants................................................        63
Payment Date................................................        13
Pledge Agreement............................................        10
Pledged Securities..........................................        26
Primary Treasury Dealer.....................................        86
Property Account............................................        33
Purchase Contract...........................................         2
Purchase Contract Agent.....................................        10
Purchase Contract Agreement.................................        10
Purchase Contract Settlement Date...........................         2
Redemption Price............................................         5
Reference Price.............................................         2
Regular Trustees............................................        33
Remarketing Agent...........................................        13
Remarketing Agreement.......................................        13
Remarketing Fee.............................................         3
Remarketing Underwriting Agreement..........................        13
Reset Announcement Date.....................................        73
Reset Rate..................................................         3
Reset Spread................................................         3
Securities..................................................         1
Securities Act..............................................         6
Senior Indebtedness.........................................         3
Settlement Rate.............................................     2, 15
Short-term U.S. Treasury Security...........................        99
Sponsor.....................................................         9
Stated Amount...............................................         2
Successor Securities........................................        79
Super-Majority..............................................        78
Tax Counsel.................................................        95
Tax Event Redemption........................................         5
Tax Event Redemption Date...................................        86
Threshold Appreciation Price................................         2
Treasury Portfolio..........................................        87
Treasury Securities.........................................         2
Trust.......................................................         1
Trust Indenture Act.........................................         9
Trust Securities............................................         2
Underwriters................................................       101
Underwriting Agreement......................................       101

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OF SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------
                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Forward-Looking Statements..................     6
Available Information.......................     6
Incorporation of Certain Documents by
  Reference.................................     7
Prospectus Summary..........................     8
  Explanatory Diagrams......................    20
Risk Factors................................    24
The Company.................................    31
The Trust...................................    33
Use of Proceeds.............................    34
Price Range of Common Stock and Dividends...    34
Dividend Policy.............................    34
Capitalization..............................    35
Consolidated Ratios of Earnings to Fixed
  Charges and of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends.....    36
Selected Consolidated Financial Data........    37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................    39
Accounting Treatment........................    51
Description of the FELINE PRIDES............    52
Description of the Purchase Contracts.......    55
Description of Capital Stock................    64
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement........    68
Description of the Capital Securities.......    71
Description of the Guarantee................    83
Description of the Debentures...............    85
Effect of Obligations under the Debentures
  and the Guarantee.........................    93
Certain Federal Income Tax Consequences.....    94
ERISA Considerations........................   100
Underwriting................................   101
Experts.....................................   103
Legal Opinions..............................   103
Index of Certain Terms for Prospectus.......   104

======================================================
                          ======================================================

                               KAUFMAN AND BROAD
                                HOME CORPORATION

                                      KBHC
                                  FINANCING I

                                   15,000,000
                               FELINE PRIDES(SM)

                                     ,000,000
                               CAPITAL SECURITIES

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                              MERRILL LYNCH & CO.
                          DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION

                                           , 1998
                 (SM)Service Mark of Merrill Lynch & Co., Inc.
                          ======================================================

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee............................................
NYSE listing fee............................................
NASD filing fee.............................................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Blue sky fees and expenses..................................
Printing and engraving expenses.............................
Trustee and Agent fees......................................
Rating Agencies.............................................
Miscellaneous...............................................
                                                              -------
Total.......................................................
                                                              =======

     All of the foregoing expenses, other than the SEC registration fee and NASD filing fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Article 6(d) of the Company's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the full extent permitted by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 6(d) are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 6(c) of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Company or its stockholders,

(ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for transactions from which directors derive an improper personal benefit.

     The Company has purchased directors' and officers' liability insurance policies which insure against certain liabilities incurred by directors and officers of the Company.

     Under the Declaration, the Company will agree to indemnify each of the Regular Trustees, the Institutional Trustee and the Delaware Trustee, and to hold harmless the Regular Trustees, the Institutional Trustee and the Delaware Trustee against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such Declaration, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

ITEM 16. EXHIBITS.

   *1.1        Form of Underwriting Agreement for the FELINE PRIDES.
    4.1        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-6471 on Form
               S-1, is incorporated by reference herein.
    4.2        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-6471 on Form S-1
               (Post-Effective Amendment No. 3), is incorporated by
               reference herein.
    4.3        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-30140 on Form
               S-1, is incorporated by reference herein.
    4.4        By-laws filed as an exhibit to the Company's Registration
               Statement no. 33-30140 on Form S-1, is incorporated by
               reference herein.
    4.5        Form of certificate for Common Stock filed as an exhibit to the Company's Registration Statement No. 333-14977 on Form
               S-3, is incorporated herein by reference.
    4.6        Rights Agreement between the Company and ChaseMellon
               Shareholder Services, L.L.C. (assignee of Bank of America
               National Trust and Savings Association, successor-by-merger to Security Pacific National Bank), as Rights Agent, dated
               February 21, 1989, filed as an exhibit to the Company's 1989
               Annual Report on Form 10-K, is incorporated by reference
               herein.
  **4.7        Certificate of Trust of KBHC Financing I.
  **4.8        Declaration of Trust of KBHC Financing I.
   *4.9        Form of Amended and Restated Declaration of Trust for KBHC
               Financing I, with respect to the Capital Securities.
   *4.10       Form of Capital Security Certificate for KBHC Financing I,
               with respect to the Capital Securities (included as Exhibit
               A-1 to the Amended and Restated Declaration of Trust
               (Exhibit 4.9)).
   *4.11       Form of Guarantee Agreement in respect of KBHC Financing I, with respect to the Capital Securities.
   *4.12       Form of Indenture.
   *4.13       Form of Debentures (included in the First Supplemental
               Indenture (Exhibit 4.11)).
   *4.14       Form of First Supplemental Indenture.
   *4.15       Form of Purchase Contract Agreement (including as Exhibit A the form of Income PRIDES and as Exhibit B the form of
               Growth PRIDES).
   *4.16       Form of Pledge Agreement.
   *5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               the validity of the Purchase Contract, Capital Securities,
               Debentures and Guarantee being registered.
   *8.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to
               United States tax matters.
 **12          Statement re: Computation of Consolidated Ratio of Earnings
               to Fixed Charges of the Company and of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends.

  *23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1).
 **23.2        Consent of Ernst & Young LLP.
 **24.1        Powers of Attorney (Kaufman and Broad Home
               Corporation)(included on Page II-6).
 **24.2        Powers of Attorney (KBHC Financing I)(included on Page
               II-7).
  *25.1        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Debt Trustee under the Indenture.
  *25.2        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Institutional Trustee under the Amended and
               Restated Declaration of Trust of KBHC Financing I.
  *25.3        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Guarantee Trustee under the Guarantee for
               KBHC Financing I.

---------------

 * To be filed by amendment

** Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     KBHC Financing I hereby undertakes to provide to the underwriters, at the closing specified in the applicable underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions specified in Item 15 of this Registration Statement or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 5th day of May, 1998.

                                          KAUFMAN AND BROAD HOME CORPORATION

                                                  /s/ MICHAEL F. HENN
                                                                             By:
                                          --------------------------------------

                                          Name: Michael F. Henn
                                          Title: Senior Vice President and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Henn, Barton P. Pachino and Kimberly N. King, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements, including any amendments thereto, for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
              /s/ BRUCE KARATZ                 Chairman and Chief Executive         May 5, 1998
---------------------------------------------  Officer
                Bruce Karatz

             /s/ MICHAEL F. HENN               Senior Vice President and            May 5, 1998
---------------------------------------------  Chief Financial Officer
               Michael F. Henn

             /s/ STEVE BARTLETT                Director                             May 5, 1998
---------------------------------------------
               Steve Bartlett

            /s/ RONALD W. BURKLE               Director                             May 5, 1998
---------------------------------------------
              Ronald W. Burkle

               /s/ JANE EVANS                  Director                             May 5, 1998
---------------------------------------------
                 Jane Evans

                                               Director                             May 5, 1998
---------------------------------------------
              Dr. Ray R. Irani

            /s/ JAMES A. JOHNSON               Director                             May 5, 1998
---------------------------------------------
              James A. Johnson

                                               Director                             May 5, 1998
---------------------------------------------
                Guy Nafilyan

             /s/ LUIS G. NOGALES               Director                             May 5, 1998
---------------------------------------------
               Luis G. Nogales

           /s/ CHARLES R. RINEHART             Director                             May 5, 1998
---------------------------------------------
             Charles R. Rinehart

           /s/ SANFORD C. SIGOLOFF             Director                             May 5, 1998
---------------------------------------------
             Sanford C. Sigoloff

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Henn, Barton P. Pachino and Kimberly N. King, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements, including any amendments thereto, for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, KBHC Financing I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 5th day of May, 1998.

                                          KBHC FINANCING I

                                                 /s/ BARTON P. PACHINO
                                          By:
                                          --------------------------------------

                                          Name: Barton P. Pachino
                                          Title: Trustee

                                                   /s/ DENNIS WELSCH
                                          By:
                                          --------------------------------------

                                          Name: Dennis Welsch
                                          Title: Trustee

                               INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                              DESCRIPTION
------------                           -----------
   *1.1        Form of Underwriting Agreement for the FELINE PRIDES.
    4.1        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-6471 on Form
               S-1, is incorporated by reference herein.
    4.2        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-6471 on Form S-1
               (Post-Effective Amendment No. 3), is incorporated by
               reference herein.
    4.3        Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement no. 33-30140 on Form
               S-1, is incorporated by reference herein.
    4.4        By-laws filed as an exhibit to the Company's Registration
               Statement no. 33-30140 on Form S-1, is incorporated by
               reference herein.
    4.5        Form of certificate for Common Stock filed as an exhibit to the Company's Registration Statement No. 333-14977 on Form
               S-3, is incorporated herein by reference.
    4.6        Rights Agreement between the Company and ChaseMellon
               Shareholder Services, L.L.C. (assignee of Bank of America
               National Trust and Savings Association, successor-by-merger to Security Pacific National Bank), as Rights Agent, dated
               February 21, 1989, filed as an exhibit to the Company's 1989
               Annual Report on Form 10-K, is incorporated by reference
               herein.
  **4.7        Certificate of Trust of KBHC Financing I.
  **4.8        Declaration of Trust of KBHC Financing I.
   *4.9        Form of Amended and Restated Declaration of Trust for KBHC
               Financing I, with respect to the Capital Securities.
   *4.10       Form of Capital Security Certificate for KBHC Financing I,
               with respect to the Capital Securities (included as Exhibit
               A-1 to the Amended and Restated Declaration of Trust
               (Exhibit 4.9)).
   *4.11       Form of Guarantee Agreement in respect of KBHC Financing I, with respect to the Capital Securities.
   *4.12       Form of Indenture.
   *4.13       Form of Debentures (included in the First Supplemental
               Indenture (Exhibit 4.11)).
   *4.14       Form of First Supplemental Indenture.
   *4.15       Form of Purchase Contract Agreement (including as Exhibit A the form of Income PRIDES and as Exhibit B the form of
               Growth PRIDES).
   *4.16       Form of Pledge Agreement.
   *5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               the validity of the Purchase Contract, Capital Securities,
               Debentures and Guarantee being registered.
   *8.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to
               United States tax matters.
 **12          Statement re: Computation of Consolidated Ratio of Earnings
               to Fixed Charges of the Company and of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends.
  *23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1).
 **23.2        Consent of Ernst & Young LLP.
 **24.1        Powers of Attorney (Kaufman and Broad Home
               Corporation)(included on Page II-6).
 **24.2        Powers of Attorney (KBHC Financing I)(included on Page
               II-7).
  *25.1        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Debt Trustee under the Indenture.
  *25.2        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Institutional Trustee under the Amended and
               Restated Declaration of Trust of KBHC Financing I.
  *25.3        Form T-1 Statement of Eligibility of The First National Bank
               of Chicago, as Guarantee Trustee under the Guarantee for
               KBHC Financing I.

---------------
 * To be filed by amendment
** Filed herewith.